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               LIMITED LIABILITY COMPANY AGREEMENT

                               OF

                       ENERCHANGE, L.L.C.
             (A Delaware Limited Liability Company)
                        (Member Managed)




                                TABLE OF CONTENTS




ARTICLE I
    Definitions. . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II
    Formation. . . . . . . . . . . . . . . . . . . . . . . . . .7
         2.1   Organization. . . . . . . . . . . . . . . . . . .7
         2.2   Certificate of Formation. . . . . . . . . . . . .7
         2.3   Agreement . . . . . . . . . . . . . . . . . . . .7
         2.4   Name. . . . . . . . . . . . . . . . . . . . . . .8
         2.5   Effective Date. . . . . . . . . . . . . . . . . .8
         2.6   Term. . . . . . . . . . . . . . . . . . . . . . .8
         2.7   Registered Agent and Office . . . . . . . . . . .8
         2.8   Principal Office. . . . . . . . . . . . . . . . .9
         2.9   Governmental Applications . . . . . . . . . . . .9

ARTICLE III
    Nature of Business . . . . . . . . . . . . . . . . . . . . .9
         3.1   Purpose . . . . . . . . . . . . . . . . . . . . .9

ARTICLE IV
    Accounting, Records and Reports. . . . . . . . . . . . . . 10
         4.1   Records to be Maintained. . . . . . . . . . . . 10
         4.2   Accounting. . . . . . . . . . . . . . . . . . . 10
         4.3   Financial Reports . . . . . . . . . . . . . . . 10
         4.4   Fiscal Year . . . . . . . . . . . . . . . . . . 11
         4.5   Accounts. . . . . . . . . . . . . . . . . . . . 11
         4.6   Access to Records . . . . . . . . . . . . . . . 11

ARTICLE V
    Names and Addresses of Charter Members . . . . . . . . . . 11

ARTICLE VI
    Rights and Duties of Members . . . . . . . . . . . . . . . 11
         6.1   Member Requirements . . . . . . . . . . . . . . 11
         6.2   Operating Fund. . . . . . . . . . . . . . . . . 12
         6.3   1995 Fiscal Year Operating Budget . . . . . . . 12
         6.4   Unauthorized Expenses or Contracts. . . . . . . 12
         6.5   Authority of Members to Bind the Company. . . . 12
         6.6   Limitation of Liability of Members. . . . . . . 13
         6.7   Contract to Limit Members' Liabilities. . . . . 13
         6.8   Liability of Members for Certain Acts or
               Omissions . . . . . . . . . . . . . . . . . . . 13
         6.9   Indemnification . . . . . . . . . . . . . . . . 13
         6.10  Representations and Warranties. . . . . . . . . 15
         6.11  Credit Support. . . . . . . . . . . . . . . . . 16
         6.12  Insurance . . . . . . . . . . . . . . . . . . . 16
         6.13  HSI Contributions . . . . . . . . . . . . . . . 16
         6.14  HSI Representation as to Initial Balance
                Sheet; Agreement as to Cut-Off Date. . . . . . 16

ARTICLE VII
    Competition and Conflicts of Interest. . . . . . . . . . . 17
         7.1   Company Opportunity . . . . . . . . . . . . . . 17
         7.2   Member Dealings with the Company. . . . . . . . 18
         7.3   Competition Between Members . . . . . . . . . . 19

ARTICLE VIII
    Management . . . . . . . . . . . . . . . . . . . . . . . . 19
         8.1   Executive Committee . . . . . . . . . . . . . . 19
         8.2   Composition and Term. . . . . . . . . . . . . . 25
         8.3   Annual and Regular Meetings . . . . . . . . . . 26
         8.4   Special Meetings. . . . . . . . . . . . . . . . 26
         8.5   Notice of Meetings. . . . . . . . . . . . . . . 26
         8.6   Quorum and Manner of Acting . . . . . . . . . . 26
         8.7   No Compensation . . . . . . . . . . . . . . . . 26
         8.8   Officers. . . . . . . . . . . . . . . . . . . . 26
         8.9   Expenses. . . . . . . . . . . . . . . . . . . . 29

ARTICLE IX
    Contributions and Capital Accounts . . . . . . . . . . . . 29
         9.1   Capital Contributions . . . . . . . . . . . . . 29
         9.2   Additional Capital Contributions. . . . . . . . 31
         9.3   Failure to Contribute . . . . . . . . . . . . . 31
         9.4   Maintenance of Capital Accounts . . . . . . . . 32
         9.5   Withdrawal of Capital . . . . . . . . . . . . . 33
         9.6   Capital Account, Allocations, and Distributions
               Attributable to Transferred Interest. . . . . . 33
         9.7   Compliance with Section 704(b) of the Code. . . 33

ARTICLE X
    Allocations and Distributions. . . . . . . . . . . . . . . 34
         10.1  Allocations of Net Profits and Net Losses . . . 34
         10.2  Allocations of Taxable Income or Taxable Loss . 34
         10.3  Tax Allocations:  Section 704(c). . . . . . . . 34
         10.4  Distributions . . . . . . . . . . . . . . . . . 34

ARTICLE XI
    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . 34
         11.1  Tax Elections . . . . . . . . . . . . . . . . . 34
         11.2  Tax Returns . . . . . . . . . . . . . . . . . . 35
         11.3  Tax Matters Member. . . . . . . . . . . . . . . 35

ARTICLE XII
    Disposition of Company Interests . . . . . . . . . . . . . 36
         12.1  Right of Disposition. . . . . . . . . . . . . . 36
         12.2  Dispositions not in Compliance with
                this Article Void. . . . . . . . . . . . . . . 36
         12.3  Initial HSI Disposition . . . . . . . . . . . . 36
         12.4  Disposition Between Members . . . . . . . . . . 36
         12.5  Third Party Disposition Procedures. . . . . . . 37
         12.6  Withdrawal from Company . . . . . . . . . . . . 38
         12.7  Involuntary Regulatory Withdrawal . . . . . . . 39

ARTICLE XIII
    Dissolution and Winding Up . . . . . . . . . . . . . . . . 39
         13.1  Dissolution . . . . . . . . . . . . . . . . . . 39
         13.2  Effect of Dissolution . . . . . . . . . . . . . 40
         13.3  Distribution of Assets on Dissolution . . . . . 40
         13.4  Winding Up and Certificate of Cancellation. . . 41
         13.5  Termination . . . . . . . . . . . . . . . . . . 41
         13.6  Use of Company Identity . . . . . . . . . . . . 41
ARTICLE XIV
    Amendment. . . . . . . . . . . . . . . . . . . . . . . . . 41

ARTICLE XV
    Miscellaneous Provisions . . . . . . . . . . . . . . . . . 42
         15.1   Entire Agreement . . . . . . . . . . . . . . . 42
         15.2   Successors and Assigns . . . . . . . . . . . . 42
         15.3   Governing Law. . . . . . . . . . . . . . . . . 42
         15.4   Notices. . . . . . . . . . . . . . . . . . . . 42
         15.5   Rights of Creditors and Third Parties under
                 Company Agreement . . . . . . . . . . . . . . 42
         15.6   No Action for Partition. . . . . . . . . . . . 42
         15.7   Title to Company Property. . . . . . . . . . . 42
         15.8   Company Funds. . . . . . . . . . . . . . . . . 42
         15.9   Confidentiality. . . . . . . . . . . . . . . . 43
         15.10 Transaction Costs . . . . . . . . . . . . . . . 44

EXHIBITS
    Exhibit A  Form of Certificate of Formation (Section 2.2)
    Exhibit B  Addresses for Notices (Section 15.4)
    Exhibit C  Names and Addresses of Charter Members
                 (Article V)
    Exhibit D  Initial Capital Contributions (Section 9.1)
    Exhibit E  Company Interest
    Exhibit F  Admission Agreement
    Exhibit G  Balance Sheet

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               ENERCHANGE, L.L.C.


    This Limited Liability Company Agreement of Enerchange, L.L.C., a limited liability company organized pursuant to the Delaware Limited Liability Company Act, is entered into this 12th day of June, 1995, by and among Hub Services,
Inc., a Delaware corporation with its principal offices at 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040 ("HSI"), and NICOR Hub Services, Inc., a Delaware corporation with its principal offices at 1844 Ferry Road, Naperville, Illinois 60563 ("NHS") (referred to jointly herein as "Charter Members," and together with any Additional Members admitted pursuant to this Agreement, as the "Members").

                               W I T N E S S E T H

    WHEREAS, HSI and NHS desire to create a limited liability company pursuant to the Delaware Limited Liability Company Act, for the purpose of developing, owning, managing, and operating interests in natural gas market hubs located in North America; coordination and participation in the development, implementation and operation of an electronic trading system; natural gas market making activities; and all other activities permitted by law;

    NOW THEREFORE, in consideration of the mutual agreements, promises and undertakings hereinafter set forth, the Members agree as follows:

                                    ARTICLE I
                                   Definitions

    The following terms, as used herein, shall have the following meanings:

    1.   Act means the Delaware Limited Liability Company Act, 6
         Del. C. Sections 18-101, et seq., and all amendments to the Act, as in effect from time to time.

    2. Additional Member means a Person other than a Charter Member who has acquired a Company Interest from the Company or from another Member in accordance with Section 12 of this Company Agreement pursuant to an Admission Agreement.

    3. Admission Agreement means the Agreement between an Additional Member and the Company described in Section 9.1(d), substantially in the form set forth as Exhibit F hereto.

    4. Affiliate means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person. For purposes of this Company Agreement control means an interest in excess of fifty percent (50%).

    5. Allocable Share means, as to any Member, that percentage which, from time to time, such Member's Capital Account then bears to the total of the Capital Accounts of all Members.

    6. Bankruptcy means, with respect to a Person: (i) the commencement against such Person of proceedings for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts, provided such proceeding shall not have been dismissed, nullified, stayed, or otherwise rendered ineffective (but only so long as such ineffectiveness shall continue in force) within ninety (90) days after the commencement of such proceedings; (ii) the commencement by such Person of proceedings for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition, or extension of debts; (iii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, or trustee or assignee in bankruptcy or insolvency of such Person or of a substantial part of such Person's property, or for the winding up or liquidation of its affairs, which decree or order remains in force undischarged and unstayed for a period of ninety (90) days; or
         (iv) a general assignment by such Person for the benefit of creditors or the admission by such Person in writing of its inability to pay its debts generally as they become due.

    7. California Energy Hub means the natural gas market hub created and described in that certain California Hub Agreement dated March 15, 1994 executed by Southern California Gas Company and Hub Services, Inc.

    8. Capital Account means the account maintained for a Member determined in accordance with Section 9.4.

    9. Capital Contribution means the value of Property contributed, from time to time, to the Company by any one Member pursuant to Section 6.2, 9.1,
         9.2 or 9.3; provided that such value, in the case of Property other than cash, shall be the fair market value of such Property as reasonably determined by the Member contributing such Property and the Executive Committee.

    10.  Certificate of Formation shall have the meaning set forth in Section
         2.2.

    11. Charter Members has the meaning set forth in the preamble hereof.

    12. Chicago Hub means the natural gas market hub created and described in that certain Chicago Hub Agreement dated May 26, 1993 executed by Northern Illinois Gas Company and Hub Services, Inc.

    13. Code means the Internal Revenue Code of 1986, as from time to time amended, or any successor thereto; any reference to a section of the Code or the Regulations shall mean such section or any successor thereto as in effect at the time or times in question.

    14. Company means Enerchange, L.L.C., a limited liability company formed under the laws of Delaware.

    15. Company Agreement means this Limited Liability Company Agreement, including all amendments adopted in accordance with this Company Agreement and the Act.

    16. Company Interest means a Limited Liability Company Interest, defined by the Act as a Member's share of the profits and losses of the Company, and a Member's right to receive distributions (liquidating and otherwise) of the Company's assets, which Company Interests are as set forth on Exhibit E attached hereto.

    17. Company Property means all Property owned of record or beneficially by the Company.

    18.  Delinquent Member shall have the meaning set forth in Section 9.3.

    19. Disposition (Dispose) means any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

    20. Dissolution Event shall have the meaning set forth in Section 13.1 hereof.

    21. EEI means Energy Exchange Inc., a corporation incorporated pursuant to the laws of the Province of Alberta.

    22.  Effective Date shall have the meaning set forth in Section 2.5 hereof.

    23. Electronic Trading System means the electronic natural gas trading and nomination system that the Company expects to develop and operate on a joint ownership basis with EEI.

    24.  Ellisburg-Leidy Northeast Hub means the natural gas market hub created
         and  described  in  that  certain  Pre-  Partnership   Agreement  dated
         September 1, 1993 and Partnership Agreement dated September 1, 1994, executed by Leidy Hub, Inc. and Hub Services, Inc.

    25. Executive Committee shall have the meaning set forth in Section 8.2(a) hereof.

    26. Executive Committee Representative or Representative means the representative appointed by a Member to serve on the Executive Committee.

    27.  Fiscal Year shall have the meaning set forth in Section 4.4 hereof.

    28. Hub means natural gas transportation and interchange facilities located in the vicinity of two or more interstate or intrastate pipelines, solely to the extent such facilities are utilized in connection with a venture (the hub company) that (i) takes delivery of natural gas from a large number of suppliers and provides these suppliers with a wide variety of markets in which to sell natural gas; and/or (ii) provides hub customers with wheeling, loaning, parking and in some instances title transfer services. Wheeling refers to the simultaneous transfer of natural gas from one location on a pipeline to another, while loaning occurs when one party allows another party to borrow natural gas. Parking services allow a customer to receive natural gas from a pipeline, store natural gas in a hub for future redelivery and redeliver natural gas to a pipeline, while title transfer services allow a customer to assign title to natural gas that is in storage. Notwithstanding the foregoing, a Hub shall not include such facilities to the extent they are used to provide services that are explicitly excluded from the scope of "Hub Transactions" pursuant to the Hub Agreements relating to the California Energy Hub, Chicago Hub or Ellisburg-Leidy Northeast Hub.

    29. Hub Agreement means any of the agreements described in the definitions of "California Energy Hub," "Chicago Hub" or "Ellisburg-Leidy Northeast Hub," or any similar agreement that may be entered into from time to time by a Member or Affiliate of a Member and the Company, as each such agreement may be amended or modified from time to time.

    30. Initial Capital Contribution means the initial capital contribution made by the Charter Members and any Additional Members, as described in
         Section 9.1 and Exhibit D attached hereto.

    31. LHI means Leidy Hub, Inc., a New York corporation with its principal offices at 10 Lafayette Square, Buffalo, New York 14203.

    32. Liquidating Trustee means the Member or such other Person as all Members agree (or, in the absence of such agreement, the Executive Committee), charged with carrying out the winding up of the Company.

    33. Majority Vote means approval by more than fifty percent (50%) of the votes of all Representatives comprising the Executive Committee.

    34. Market-Making means acting as an intermediary between Persons desiring to sell natural gas and Persons desiring to purchase natural gas and includes, without limitation, electronic solicitation of transactions between anonymous sellers and buyers, implementation and documentation of such transactions, buying and selling natural gas for immediate or delayed delivery or options or other financial instruments related thereto, and assuming the performance and credit risks associated with such transactions.

    35.  Member shall have the meaning set forth in the preamble hereof.

    36.  Member Loan shall have the meaning set forth in Section 9.3 hereof.

    37. Member Loan Rate means the rate of interest equal to the Prime Rate as reported in the Wall Street Journal plus two (2) percent, changing when and as such Prime Rate changes. For purposes of this Company Agreement, each change in the Member Loan Rate shall take effect on the published date of the change in the Prime Rate. If the Prime Rate is no longer published in the Wall Street Journal, for any reason, then the Member Loan Rate shall be the Prime Rate (or comparable base rate on corporate loans) as reported in a widely recognized business publication with national U.S. circulation that is selected by the Member then making the Member Loan.

    38. Net Losses means the losses and deductions of the Company determined in accordance with generally accepted accounting principles consistently applied.

    39. Net Profits means the income and gains of the Company determined in accordance with generally accepted accounting principles consistently applied.

    40.  Officer shall have the meaning set forth in Section 8.8(a).

    41. Operating Budget shall have the meaning set forth in Section 8.1(c)(4) hereof.

    42.  Operating Fund shall have the meaning set forth in Section 6.2 hereof.

    43. Operating Policy shall have the meaning set forth in Section 8.1(c)(18) hereof.

    44. PE means Pacific Enerchange, a California corporation with its principal offices at Los Angeles, California.

    45.  Person means an individual,  trust, governmental authority,  estate, or
         any  incorporated  or  unincorporated  company,  corporation,   limited
         liability company, partnership or other organization.

    46. Principal Office shall have the meaning set forth in Section 2.8 hereof.

    47. Proceeding means any administrative or judicial adversary proceeding or hearing, civil, criminal or investigative, the result of which may be that a court, arbitrator, mediator or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed and reversed, would be binding.

    48. Property means any property, real or personal, tangible or intangible, including cash and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

    49. Regulations means, except where the context indicates otherwise, the permanent and temporary regulations of the United States Department of the Treasury under the Code, including any amendments thereto.

    50. Representative shall have the meaning set forth in Section 8.2(a) hereof.

    51.  Selling Member shall have the meaning set forth in Section 12.5 hereof.

    52. Supermajority Vote means approval by no less than seventy-two percent (72%) of all votes of all Representatives comprising the Executive Committee.

    53. Taxable Year shall mean the Fiscal Year unless changed by the Executive Committee by Supermajority Vote.

    54. Tax Matters Member shall have the meaning set forth in Section 11.3 hereof.

    55. Unanimous Vote means the approval by one hundred percent (100%) of the votes of all Representatives comprising the Executive Committee.

    56.  Withdrawing Member has the meaning set forth in Section 12.6 hereof.

                                   ARTICLE II
                                    Formation

    2.1 Organization. The Charter Members hereby form, and agree to jointly operate, a Delaware limited liability company pursuant to the provisions of the Act. The Charter Members intend that the Company be construed as a partnership or flow through tax organization for purposes of federal, state, and other taxes.

    2.2 Certificate of Formation. Concurrently with or as soon as possible after the execution of this Company Agreement, the Members shall cause the Certificate of Formation, in the form attached hereto as Exhibit A (the "Certificate of Formation"), to be filed in the Office of the Secretary of the State of Delaware in accordance with the requirements of the Act. From time to time, the Members shall cause to be filed, and the Members agree to execute, such further certificates of formation, qualification to do business, or like filings in such jurisdictions as may be necessary or appropriate in connection with the conduct of the Company's business or to provide notification of the limitation of liability of Members.

    2.3 Agreement. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree to the terms and conditions of this Company Agreement, as it may from time to time be amended according to its terms. It is the express intention of the Members that this Company Agreement, as it may be amended from time to time in accordance with its terms, shall be the sole source of agreement of the parties with respect to the subject matter thereof, and, except to the extent a provision of this Company Agreement expressly incorporates federal income tax rules by reference to sections of the Code or Regulations or is expressly prohibited or ineffective under the Act, this Company Agreement shall govern, even when inconsistent with, or different than, the provisions of the Act or any other law or rule. To the extent any provision of this Company Agreement is prohibited or ineffective under the Act, this Company Agreement shall be considered amended to the smallest degree possible in order to make this Company Agreement effective under the Act. In the event the Act is subsequently amended or interpreted in such a way to make any provision of this Company Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

    2.4  Name.  The name of the Company is Enerchange, L.L.C.

    2.5 Effective Date. This Company Agreement shall become effective on the date (the "Effective Date") the Certificate of Formation is accepted and the Company is duly formed as certified by the Secretary of State of the State of Delaware.

    2.6 Term. The Company shall dissolve five (5) years after the Effective Date unless (i) sooner dissolved as hereinafter provided; or (ii) extended for an additional three (3) year term on one or more occasions as hereinafter provided. Not later than one hundred and twenty (120) days prior to the expiration of the then effective term, or such other date selected by the Executive Committee by Supermajority Vote, the Executive Committee shall meet for the purpose of determining whether or not the term will be extended for an additional three years. Extension of the term shall require a Unanimous Vote.

    2.7 Registered Agent and Office. The registered agent for the service of process and the registered office shall be that Person and location reflected in the Certificate of Formation as filed in the Office of the Secretary of State. The Executive Committee, may, from time to time, change the registered agent or office through appropriate filings with the Secretary of State. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Executive Committee shall promptly designate a replacement registered agent or file a notice of change of address as the case may be. If the Executive Committee shall fail within thirty (30) days to designate a replacement registered agent or change of address of the registered office, any Member may designate a replacement registered agent or file a notice of change of address.

    2.8 Principal Office. The principal office of the Company(the "Principal Office") shall be at such place as the Executive Committee may from time to time decide.

    2.9 Governmental Applications. The Members agree to cooperate and exercise due diligence in securing any necessary regulatory approvals and such other matters as may be necessary or appropriate for purposes of effectuating the business of the Company. Notwithstanding the foregoing, in the event any Member is a regulated entity, as defined below, or has an Affiliate that is a regulated entity, nothing in this Section 2.9 shall be construed to obligate that Member to seek, or join in, any regulatory approval if that Member concludes that such action may have a material adverse impact on that Member or any Affiliate or to accept any issued approval if such issued approval contains conditions not requested by such Member and unacceptable to such Member. For purposes of this Section, a regulated entity is one whose ongoing business is subject to review, approval or oversight by a federal or state regulatory body or agency.

                                   ARTICLE III
                               Nature of Business

    3.1 Purpose. The Company is empowered to (a) coordinate and participate in the development, implementation and operation of the Electronic Trading System;
(b) manage, own and operate the Company's interests in the Chicago Hub, the California Energy Hub and the Ellisburg-Leidy Northeast Hub and promote and participate in transactions on those Hubs; (c) promote and participate in transactions involving the use of the Electronic Trading System; (d) develop and manage Hubs owned by third parties; (e) engage in Market-Making activity; (f) engage in all other activities permitted by law if approved by a Supermajority Vote of the Executive Committee, or, subject to Section 8.1(d)(5), a Unanimous Vote of the Executive Committee; and (g) engage in any and all activities incidental to the foregoing. The Company is empowered to take any and all action necessary, appropriate, or convenient for the accomplishment of its purposes, and for the benefit of the Company and its Property, including, but not limited to:

         (1)   Entering into and performing contracts of any kind;

         (2) Acquiring, selling, conveying, pledging, constructing, operating maintaining, owning, transferring, renting, or leasing any Property;

         (3) Applying for and obtaining governmental authorizations and approvals; and

         (4)   Bringing and defending actions at law or equity.

                                   ARTICLE IV
                         Accounting, Records and Reports

    4.1 Records to be Maintained. The Company shall maintain the following accurate and complete records at the Principal Office or at such other locations as may be provided by the Members:

         (a) a current list of the full name and last known business address of each Member;

         (b) a copy of the Certificate of Formation and all amendments thereto;

         (c) copies of each of the Company's Federal, state and local tax returns and reports, as filed, for the last seven taxable periods;

         (d) copies of this Company Agreement, including all amendments thereto;

         (e) Company audited financial statements for the last seven Fiscal Years; and

         (f)   books and records of the Company.

    4.2 Accounting. Books and records of the Company shall be maintained on an accrual accounting basis, and the Company's net profit or net loss shall be determined on the basis of the Fiscal Year and in accordance with generally accepted accounting principles consistently applied.

    4.3 Financial Reports. The Executive Committee shall cause the following financial statements to be prepared, in each case in accordance with generally accepted accounting principles consistently applied on a consolidated and consolidating (i.e., by line of business) basis, and shall cause to be delivered to each Person who was a Member during the applicable period described below:

         (a) a balance sheet and statement of income, cash flow and Member's capital account as of the end of or for, as the case may be, each month, each within fifteen (15) days after the end of each month;

         (b) (i) a balance sheet as of the end of each fiscal quarter; (ii) an income statement for such quarter and year-to-date; (iii) a statement of each Member's Capital Account as of the end of such quarter; and
         (iv) a statement of cash flows for such quarter and year-to-date (including sufficient information to permit the Members to calculate their tax accruals), each within thirty (30) days after the end of such fiscal quarter (or more frequently if agreed by the Executive Committee);

         (c) (i) a balance sheet as of the end of each Fiscal Year; (ii) an income statement for such Fiscal Year; (iii) a statement of each Member's Capital Account as of the end of such Fiscal Year; (iv) such federal, state and local income tax returns and such other accounting tax information and schedules as shall be necessary for the preparation by each Member of its income tax return for such Fiscal Year; and (v) a statement of cash flows for such Fiscal Year, each within sixty (60) days after the end of such Fiscal Year of the Company; and

         (d) audited annual financial statements prepared by a national CPA firm selected by the Executive Committee by Supermajority Vote within ten
         (10) days after such statements are furnished to the Company but in no event later than sixty (60) days after the end of each Fiscal Year.

    4.4 Fiscal Year. The fiscal year of the Company (the "Fiscal Year") shall end on December 31.

    4.5 Accounts. The Company shall maintain a record of each Member's Capital Account in accordance with Section 9.4.

    4.6 Access to Records. Each Member or its authorized representative shall have unrestricted access at the Company's principal place of business and other appropriate locations, during ordinary business hours, to all properties, books, records, accounts and information regarding the Company.

                                    ARTICLE V
                     Names and Addresses of Charter Members

    The name and addresses of the Charter Members are as reflected on Exhibit C attached hereto.

                                   ARTICLE VI
                          Rights and Duties of Members

    6.1 Member  Requirements.  A Member must remain a Member until the date five
(5) years after the Effective Date and may not Dispose of all or any portion of its Company Interest except in strict accordance with the terms and conditions of this Company Agreement (including, without limitation, Article XII). Any attempted Disposition of all or any portion of its Company Interest, other than in strict accordance with this Company Agreement, shall be, and is hereby declared, null and void ab initio. The Members agree that breach of the provisions of this Section 6.1 may cause irreparable injury to the Company for which monetary damages (or other remedy at law) are inadequate in view of (i) the complexities and uncertainties in measuring the actual damages that would be sustained by reason of the failure of a Member to comply with such provisions, and (ii) the uniqueness of the Company business and the relationship among the Members. Accordingly, the Members agree that the provisions of this Section 6.1 may be enforced by specific performance.

    6.2 Operating Fund. Subject to Section 9.1(e), on or before the close of business on the first business day of each Fiscal Year, each Member will contribute, as a Capital Contribution, its Allocable Share of an amount determined by a Supermajority Vote of the Executive Committee to a fund established as the annual operating fund (the "Operating Fund") of the Company. The contribution with respect to the 1995 Fiscal Year of the Company shall be made by each Member within thirty (30) business days of the date on which the Executive Committee determines the 1995 Fiscal Year Operating Budget, as provided in Section 6.3 hereof (which contribution shall not be in excess of $[XXXXXX] in aggregate for all Members and shall be in addition to [CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)] the Initial Capital Contribution set forth in Section 9.1(a) and the additional Capital Contributions set forth in 9.1(b) hereof).

    6.3 1995 Fiscal Year Operating Budget. Within thirty (30) business days of the execution of this Company Agreement, the Executive Committee by Supermajority Vote shall determine the amount of the 1995 Fiscal Year Operating Budget and any allocation of such Operating Budget among programs or uses.

    6.4 Unauthorized Expenses or Contracts. A Member may not, without the prior approval of the Executive Committee, cause the Company to enter into or make any contract, security agreement, financing statement, note or similar instrument, mortgage or guaranty, incur any obligation, or expend any money, except and unless an expenditure is required by the terms of a contract or instrument theretofore duly entered into by the Company and authorized in accordance with this Company Agreement. Should a Member breach this Section 6.4, such Member will indemnify, defend and hold the other Members harmless from all liabilities, costs, and damages resulting from such breach.

    6.5 Authority of Members to Bind the Company. The Members hereby agree that no individual Member or Members can bind the Company unless such Member or Members are acting with the express authority of the Executive Committee, in either case pursuant to a resolution of the Executive Committee.

    6.6  Limitation  of Liability of Members.  Except as provided for in Section
6.4 hereof, no Member shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of court, except as may be otherwise expressly agreed to in writing by such Member directly to the applicable third Person.

    6.7 Contract to Limit Members' Liabilities. Unless approved by Unanimous Vote of the Executive Committee, no contract, lease, sublease, note, deed or other agreement or instrument shall be executed and delivered by or on behalf of the Company if there is contained therein any provision whatsoever that states or suggests that the claims of all parties thereto and other beneficiaries thereunder are not limited solely to the assets of the Company, and any contract, lease, sublease, note, deed or other agreement or instrument containing any such provision shall be null and void and shall not constitute a valid obligation of the Company.

    6.8 Liability of Members for Certain Acts or Omissions. Any act or omission by a Member, the effect of which may cause or result in loss or damage to the Company, shall not subject the Member to any liability to the Company or any other Member so long as such act or omission was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence.

    6.9  Indemnification.

         (a) The Company shall defend, indemnify and hold harmless any Member, Executive Committee Representative (or alternate), or Company officer, employee or agent, who was or is a party to, or is threatened to be made a party to, or is involved in, any threatened, pending or completed Proceeding, by a third party (including any action by or in the right of the Company) by reason of any acts, omissions or alleged acts or omissions by such Member, Executive Committee Representative (or alternate), or Company officer, employee or agent undertaken on behalf of the Company, against and from losses, damages, claims and expenses for which such Member, Executive Committee Representative (or alternate), or Company officer, employee or agent has not otherwise been reimbursed (including (i) reasonable attorneys' fees, judgments, and fines in all cases and (ii) amounts paid in settlement if agreed to by Supermajority Vote of the Executive Committee) actually and reasonably incurred in connection with such Proceeding, so long as such act or omission was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding, such Person had no reasonable cause to believe his conduct was unlawful.

         (b) Subject to limitations and conditions as provided in this Article VI, each Person who was or is a party to, or is threatened to be made a party to, or is involved in, any threatened, pending or completed Proceeding, by reason of the fact that, such Person is or was serving at the request of the Company as a member, officer, employee, or agent of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, or other enterprise, shall be defended, indemnified and held harmless by the Company to the fullest extent permitted by the Act, against and from losses, damages, claims and expenses for which such Person has not otherwise been reimbursed (including (i) reasonable attorneys' fees, judgments, and fines in all cases and (ii) amounts paid in settlement if agreed to by Supermajority Vote of the Executive Committee) actually and reasonably incurred in connection with such Proceeding, so long as the acts or omissions or alleged acts or omissions forming the basis for such Proceeding were not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding, such Person had no reasonable cause to believe his conduct was unlawful.

         (c) Indemnification under this Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this
         Article  VI  shall  be  deemed  contract  rights,   and  no  amendment,
         modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence but cannot involve indemnification for any act or omission done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding, if such Person had reasonable cause to believe his conduct was unlawful.

         (d) The right to indemnification conferred in this Article VI shall not be exclusive of any other right which a Member or other Person indemnified pursuant to this Section 6.9 may have or hereafter acquire under any law, any provision of the Certification of Formation, this Company Agreement, any agreement, any vote of Members or otherwise.

    6.10 Representations and Warranties. Each Member hereby represents and warrants to the Company and each other Member that: (a) if such Member is an organization, that it is duly organized, validly existing, and in good standing under the law of its state of incorporation or organization and that it has full organizational power to execute and agree to this Company Agreement and to perform its obligations hereunder; (b) except as provided in Section 12.3, such Member is acquiring its Company Interest for such Member's own account as an investment and without an intent to distribute the interest; (c) such Member acknowledges that such interests have not been registered under the Securities Act of 1933 or any state securities laws, and may not be resold or transferred by the Member without appropriate registration or the availability of an exemption from such requirements; (d) such Member, by itself or together with its advisors, is experienced in making investments comparable to its investment in the Company and is capable of judging for itself the risks inherent in such investment; (e) such Member has the financial capacity to hold its investment in the Company for an indefinite period of time and to meet its obligations to make Capital Contributions hereunder, and acknowledges that the disposition of such investment is restricted both pursuant to federal and state securities laws and pursuant to the terms of this Company Agreement; (f) such Member acknowledges that it has received access to all information that it deems necessary in order to make its decision to invest in the Company; (g) this Company Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable in accordance with its terms; (h) neither the execution and delivery of this Company Agreement nor the consummation of the transactions contemplated hereby nor compliance by it with any provisions hereof (1) conflicts with, or results in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, or other instrument or obligation to which it is a party or by which it or its properties are bound, or
(2) violates any law, order, writ, injunction or decree applicable to it or any of its properties; and (i) no consent, approval or other action by any court, governmental authority or third party is required in connection with its execution, delivery and performance of this Company Agreement. The parties agree that no representations are made as to Southern California Gas Company, an Affiliate of PE. The parties agree that no representations are made as to Northern Illinois Gas Company ("NI-Gas"), an Affiliate of NHS, and acknowledge that NI-Gas expects to request the consent and approval of the Illinois Commerce Commission in connection with the assignment by HSI to the Company of its rights under the Chicago Hub Agreement referred to in the definition of Chicago Hub and that if NI-Gas fails to obtain such consent on terms satisfactory to NI-Gas and NHS, NHS may elect to dispose of its interest in the Company or NI-Gas may elect to terminate the Chicago Hub Agreement.

    6.11 Credit Support. HSI acting alone or through one or more of its Affiliates, hereby agrees to exercise commercially reasonable efforts to provide credit support on acceptable terms to the extent required to support the Company's commercial operations. Such credit support may include, but is not limited to, a guaranty of the Company's performance or a letter of credit.

    6.12 Insurance. To the extent not inconsistent with the Act and other laws and public policies of the State of Delaware, the Company will purchase and maintain its own policies of insurance at levels appropriate to cover potential liabilities of the Company for the benefit of the Company and any Person who is or was a Member or officer, employee or agent against any liability asserted against or expenses incurred (in connection with an asserted liability) by the Company or such Person in any such capacity or arising out of such Person's service with the Company, whether or not the Company would have the power to indemnify such Person against such liability.

    6.13 HSI Contributions. HSI, acting alone or through its Affiliate, Natural Gas Clearinghouse, or one or more other Affiliates, hereby agrees to (1) second or otherwise make available to the Company officers and employees for the exclusive use of the Company (subject to change only upon agreement of each of the Members other than HSI) having the experience and expertise to develop and carry out the activities described in Section 3.1 hereof (and cause the Company to vote its Company Interest to the extent necessary to engage such officers and employees), and (2) provide to the Company access to and use of an electronic nomination system known as the Gas Trading System, for a monthly fee not to exceed [XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXX] and otherwise on commercially reasonable terms and conditions.

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

    6.14 Representation as to Initial Balance Sheet; Agreement as to Cut-Off Date.

         (a) HSI represents and warrants that the balance sheet of the Company as of the Effective Date is as set forth in Exhibit G hereto, and that except as so disclosed on such balance sheet the Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due. HSI hereby agrees to indemnify and hold harmless the Company from and against any such liabilities, debts, claims or obligations (subject to clause (b) below).

         (b) Each of the parties agree (1) that each agreement, contract, transaction or other arrangement entered into under each Hub Agreement prior to June 1, 1995 (the "Cut-Off Date") shall be for the sole benefit of and the asset of HSI and shall be the sole responsibility and liability of HSI, and that the Company shall not receive any such benefits, assets, responsibilities or liabilities notwithstanding HSI's contribution of its rights under such Hub Agreements to the Company in accordance with this Agreement and (2) that each agreement, contract, transaction or other arrangement entered into under each Hub Agreement on or after the Cut-Off Date (collectively, "Post-Cut-Off Transactions") shall be for the sole benefit of and the asset of the Company and shall be the sole responsibility and liability of the Company and that HSI shall not receive any of such benefits, assets, responsibilities or liabilities.

         (c) HSI represents and warrants that the note to the balance sheet set forth in Exhibit G hereto accurately and completely sets forth all Post-Cut-Off Transactions, and that no other Post-Cut-Off Transactions have occurred or exist.

                                   ARTICLE VII
                      Competition and Conflicts of Interest

    7.1 Company Opportunity. The assets of the Company shall at all times be dedicated exclusively to the benefit of the Company. Subject to the foregoing and except as otherwise set forth below, any Member or Affiliate of any Member may participate in other business activities, whether or not any such activities are competitive with the business of the Company. No Officer, Executive Committee Representative or employee of the Company, so long as such individuals remain in such capacity, shall participate in business activities in competition with the business of the Company. Subject to the Supermajority Vote requirement of Section 8.1(c)(16) below, no transaction with the Company shall be voidable solely because a Member has a direct or indirect interest in the transaction if either the transaction is arms-length and fair to the Company or the disinterested Members (knowing the material facts of the transaction and the Member's interest) or their Representatives on the Executive Committee authorize, approve, or ratify the transaction.

         Notwithstanding the foregoing, in the absence of the approval of the Executive Committee by Unanimous Vote, no Member or Affiliate of any Member shall engage in, or own, operate, manage or invest in any Person who engages as a material line of business in (x) the ownership and management of a Hub located in North America or (y) any electronic natural gas trading system which, in either case, the Company does not own an interest in or does not operate or manage. Nothing set forth herein shall restrict any Member or Affiliate from (i) engaging in the operation, ownership or management of the Chicago Hub, the California Energy Hub or the Ellisburg-Leidy Northeast Hub (or, before or after termination of the relevant Hub Agreement creating any such Hub, the operation, ownership or management of the assets or business constituting such Hub); (ii) contracting with third parties for services associated with any Hub or electronic natural gas trading and/or nomination system; or (iii) owning an interest in, operating, managing or engaging in any electronic natural gas nomination system including, without limitation, NHS' Affiliate's interest in "Gas Exchange" and PE's Affiliate's interest in "GasSelect." In the event any such electronic natural gas nomination system of a Member or its Affiliate installs an electronic interface with an electronic natural gas trading and nomination system that competes with the Company's system, such Member or its Affiliate will, for not more than a comparable total economic cost, attempt to provide an opportunity to install an electronic interface for the Electronic Trading System with essentially equivalent contractual terms and conditions to those applicable to the competing electronic natural gas trading and nomination system. Nothing in this Article VII shall be construed to place any limitations on any Affiliate's ability to comply with and offer services in accordance with the laws, regulations and tariffs applicable to it as an interstate natural gas pipeline or a state-regulated public utility. For example, potential Company, California Energy Hub, Chicago Hub, or Ellisburg-Leidy Hub customers will be able to make requests for services directly to a Member's Affiliate that may be in competition with the services offered by the Company, California Energy Hub, Chicago Hub or Ellisburg- Leidy Northeast Hub, respectively, and such Affiliate may perform and be paid for those services.

    7.2 Member Dealings with the Company. The Members expect that Members and/or Affiliates may become customers of the Company, and otherwise engage in natural gas marketing or transportation activities which may compete with the Company. Other than the specific prohibition in Section 7.1 above, nothing in this Company Agreement is intended to prohibit or limit such competition.

    7.3 Competition Between Members. Except as specifically provided in this Article VII, nothing shall limit or restrict the Members' ability to compete with each other.

                                  ARTICLE VIII
                                   Management

    8.1  Executive Committee.

         (a) Except as otherwise provided in this Company Agreement, the property, business and affairs of the Company shall be under the direction of the Executive Committee. Except for matters requiring the action of the Members under the terms of this Company Agreement, the Executive Committee shall have the power to take any action that the Members may take under law, subject to any restrictions set forth in this Company Agreement.

         (b) The approval by a Majority Vote shall be required before any of the following acts involving the Company may be taken:

                    (1) entering into,  amending,  modifying,  or terminating an agreement with a term in excess of one year or involving aggregate consideration (including assumed actual and contingent liabilities) or receipts, or delivery or receipt of goods or services having a value, in excess of $50,000, but not to exceed $100,000, over the term of the agreement (other than an agreement for the transportation, balancing, storage, parking, wheeling, purchase, or sale of natural gas);

                    (2) entering into, amending,  modifying,  or terminating any contract or commitment to acquire or transfer any asset, the fair market value or aggregate consideration (including assumed actual and contingent liabilities) of which exceeds $50,000, unless such fair market value or aggregate consideration exceeds $250,000, in which case any acquisition or transfer requires a Unanimous Vote;

                    (3) (A)  filing  any claim or  lawsuit  against  any  Person except where the amount claimed is for less than $50,000, or (B) settling any claim or lawsuit except where the fair market value of the settlement amount is less than $50,000; or

                    (4) taking action in its capacity as a shareholder,  partner or member of any joint venture between the Company and EEI to the extent such action is the equivalent of an act requiring a Majority Vote under this Section 8.1 (in the case of an action to which a monetary value can be assigned, determined by reference to the impact of such action on the Company).

         (c) The approval by a Supermajority Vote shall be required before any of the following acts involving the Company may be taken:

                    (1) entering into, or amending,  modifying,  or terminating, an agreement involving aggregate consideration (including assumed actual and contingent liabilities) or receipts, or delivery or receipt of goods or services having a value, in excess of $100,000 over the term of the agreement (other than an agreement for the transportation, balancing, storage, parking, wheeling, purchase, or sale of natural gas);

                    (2) any  amendment or  modification  of any provision of the
               Operating Policy described in subsection (d)(12) below, except to the extent the Operating Policy states that such provision may be amended or modified only by Unanimous Vote;

                    (3) borrowing any principal amount in excess of $25,000, incurring any contingent liability whatsoever in excess of $25,000, lending or guaranteeing any third party indebtedness (including, without limitation, under any contract or arrangement referred to in this Section 8.1), it being understood that such limitation shall not be a limitation on the amount or type of trade payables that may be incurred in the ordinary course of business consistent in all respects with past practices by the Company;

                    (4) approving a capital budget, an operating budget (the "Operating Budget") and contributions to the Operating Fund for each Fiscal Year, which shall not be exceeded without the express consent of a Supermajority Vote of the Executive Committee (except with respect to capital expenditures of less than $25,000 as provided in subsection (5) below);

                    (5) making any capital expenditure in excess of $25,000 unless such expenditure is reflected in a capital budget for the current Fiscal Year that has been approved by the Executive Committee;

                    (6) incurring aggregate general and administrative expenses, as defined and calculated in accordance with generally accepted accounting principles, in any Fiscal Year in excess of one hundred and five percent (105%) of the general and administrative expenses reflected in the Operating Budget;

                    (7)  the indemnification of any Officer,
               employee, agent or any other Person except as specifically provided herein;

                    (8) executing or otherwise entering into, or amending, modifying, or terminating, any employment agreement, the election or removal of any Officer or the hiring or firing of other similarly compensated person with or without cause, and the borrowing of a Member's employee(s) on a temporary basis in accordance with Section 8.8(j) below for a period in excess of five consecutive days;

                    (9) setting or amending the compensation level of any Officer or other similarly compensated person;

                   (10) revaluing any property or asset;

                   (11) taking any action in its capacity as a shareholder, partner or member of any Person except any joint venture between the Company and EEI, which is addressed in the following subsection (b)(12);

                   (12) taking any action in its capacity as a shareholder, partner or Member of any joint venture between the Company and EEI to the extent that such action is the equivalent of an action requiring a Supermajority Vote under this Section 8.1(c) (in the case of an action to which a monetary value can be assigned, determined by reference to the impact of such action on the Company);

                   (13) taking action that will result in any Company Property being burdened by a lien or other encumbrance;

                   (14) subject to Section  8.1(d),  entering into,  amending or terminating any contract or commitment to acquire or transfer any asset, the fair market value or aggregate consideration (including assumed actual and contingent liabilities) of which exceeds $250,000;

                   (15) approving the distribution of Company Property to Members in accordance with Section 10.4 below;

                   (16) executing or otherwise entering into, or amending, modifying, or terminating, any agreement with a Member, an Officer or employee of the Company, an Affiliate of a Member, or a person related by blood or marriage to an Officer or employee of the Company, involving aggregate consideration (including assumed actual and contingent liabilities) or fair market value or actual or contingent liability in excess of $25,000, except that this subsection shall not apply to any contract or commitment for the transportation, balancing, storage, parking, wheeling, purchase, or sale of natural gas, in each case in the ordinary course of business, provided that no such contract or commitment may be executed until the Operating Policy described in subsection (d)(12) below is adopted;

                   (17) (A) filing any claim or lawsuit against any Person in an amount claimed in excess of $50,000, or (B) settling any claim or lawsuit where the fair market value of the settlement amount exceeds $50,000;

                   (18) entering into any material  amendment or modification of a Hub Agreement or the extension or renewal of a Hub Agreement other than the agreements described in the definitions of "California Hub," "Chicago Hub" or Ellisburg-Leidy Hub"; or

                    (19) subject to Section  8.1(d)(5),  any  decision  that the
               Company shall engage in any activities other than (i) activities involving the transportation or storage of natural gas, or (ii) activities related to the supply of natural gas, including exploration, development, production, marketing, manufacture or similar activities related to the supply of natural gas, or (iii) those described in clauses (a)-(e) and (g) of Section 3.1.

         (d) The approval by a Unanimous Vote shall be required before any of the following acts involving the Company may be taken:

                    (1)  the admission of an Additional Member;

                    (2) transferring all or substantially all of the assets of the Company;

                    (3)  dissolving the Company;

                    (4) the  filing of a petition  as debtor in a United  States
               Bankruptcy Court or taking any material affirmative act that would result in the
               Company's Bankruptcy;

                    (5) making an aggregate  expenditure in excess of $5,000,000 during the first five (5) years following the Effective Date for purposes of entering a business, or line of business, other than one described in clauses (a)-(e) and (g) of Section 3.1;

                    (6) merging or consolidating the Company with or into any other Person;

                    (7)  a change in the name of the Company;

                    (8) approving the Company's participation in any venture between the Company and EEI relating to the development and operation of the Electronic Trading System;

                    (9) entering into,  amending,  modifying or terminating  any contract or commitment for the transportation, balancing, storage, parking, wheeling, purchase or sale of natural gas prior to (A) adopting the Operating Policy described in subsection
               (d)(12) below and (B) amending or otherwise modifying the Partnership Agreement relating to the Ellisburg-Leidy Northeast Hub, in order to reflect the substitution of the Company for HSI as a partner thereunder, in form and substance satisfactory to the Members;

                    (10) taking any action in its capacity as a shareholder, partner or member of any joint venture between the Company and EEI to the extent that such action is the equivalent of an action requiring a Unanimous Vote under this Section 8.1(d) (in the case of an action to which a monetary value can be assigned, determined by reference to the impact of such action on the Company);

                    (11) entering into any modification or amendment of this
               Company Agreement;

                    (12) approving and adopting written Company operating procedures (the "Operating Policy"), which Operating Policy shall be approved and adopted within forty-five days of the execution of this Company Agreement (the Executive Committee may, by Unanimous Vote, approve and adopt interim operating procedures to be effective until the approval and adoption of the Operating Policy), addressing, among other areas, procedures for the execution and approval of agreements binding the Company (including specific authority levels of Members, Officers, and Company employees), forms used in connection with derivatives transactions, procedures for the execution and approval of agreements between the Company and Members, Affiliates, Officers, and/or Company employees, tax recording and accounting procedures (including procedures for calculating Net Profit and Net Loss), retention and audit policies which effectively monitor and control risks associated in particular with market-making agreements, and location of business headquarters; amending or modifying any provision of the Operating Policy to the extent the Operating Policy states that such provision may be amended or modified only by Unanimous Vote (any other amendment or modification  of the Operating  Policy  requires a  Supermajority
               Vote); or taking any actions in contravention of the restrictions or limitations in the Operating Policy;

                    (13) extending or renewing any of the agreements described in the definitions of "California Energy Hub," "Chicago Hub" or "Ellisburg-Leidy Hub"; or

                    (14) extension of the term of the Company in accordance with
               Section 2.6.

         (e) Any other action required or permitted by the Executive Committee under this Company Agreement and not specifically addressed in this
         Section 8.1 may be taken only with the approval in advance by a Supermajority Vote of the Executive Committee.

         (f) The Executive Committee by a Supermajority Vote may from time to time adopt such rules, not inconsistent with the provisions hereof, as it may deem useful and appropriate to implement this Company Agreement and to manage the Company's business and affairs. The Executive
         Committee by a Supermajority Vote may adopt accounting and financial control procedures and policies, not inconsistent with this Company Agreement, that are appropriate for the Company with respect to such matters.

    8.2  Composition and Term.

         (a) The executive committee (the "Executive Committee") shall be the Member's management committee of the Company and shall be comprised of one individual representative for each Member (such Member's "Representative"). All Representatives shall be entitled to receive notices and agendas of upcoming Executive Committee meetings, attend all Executive Committee meetings and participate in all discussions, and receive minutes from previous Executive Committee meetings. A Member may bring support staff to Executive Committee meetings. Such staff shall be subject to confidentiality requirements deemed appropriate by the Executive Committee. The Representative selected by each Member shall be entitled to cast the following number of votes on matters requiring the approval of the Executive Committee: such Representative shall have one vote, or fractional part thereof, for each percentage point, or fractional part thereof, of Company Interest credited to the Member appointing such Representative. For example, a Representative appointed by a Member credited with a ten and one-half percent (10.5%) Company Interest would have ten and one-half (10-1/2) votes of a total number of one hundred (100) votes.

         (b) Until replaced pursuant to the terms of this Company Agreement, NHS's Representative shall be Thomas Nardi. HSI's Representative shall be Stephen Bergstrom. Each Representative shall be entitled to hold office until death, resignation or removal. A Member may replace the Representative appointed by such Member in the event of a vacancy. Any Representative may be removed at any time, with or without cause, by the Member entitled to appoint such Representative, but not otherwise. Any Representative on the Executive Committee may appoint a proxy (including another Representative) to attend meetings and vote
         (including, without limitation, voting on any matter before the Executive Committee). Without limiting the generality of the foregoing, in determining if a quorum is present, all Representatives in attendance by means of a proxy shall be included in the count of a quorum.

    8.3 Annual and Regular Meetings. The Executive Committee shall hold an annual meeting, and may hold regular meetings, at such time and place as the Executive Committee determines by resolution but in any event the Executive Committee shall, unless the Executive Committee otherwise agrees, hold regular meetings at the offices of the Company during the months of January, April, July and October of each year.

    8.4 Special Meetings. Special meetings of the Executive Committee may be called by the Chairman, Vice Chairman, the Executive Committee or any Member, upon notice to all Representatives on the Executive Committee.

    8.5 Notice of Meetings. Notice of a special meeting shall state the purpose of the meeting and notice of special, annual and regular meetings must be given in writing at least ten days in advance of such meeting. Notice of such meeting may be waived in writing by Unanimous Vote.

    8.6 Quorum and Manner of Acting. The presence of all Representatives shall constitute a quorum. If a quorum is present, the action of those present, in accordance with Section 8.1 above, shall constitute the action of the Executive Committee. No action may be taken at a meeting of the Executive Committee in the absence of a quorum. In the event a Representative receives notice of an annual, regular or special meeting and does not participate in such meeting either in person or by proxy, such Representative shall be deemed to have attended such meeting and voted not to take action submitted to the Executive Committee for approval at such meeting. Any action the Executive Committee may take may be taken without a meeting by unanimous written consent of the Representatives. Meetings of the Executive Committee may take place by telephone or any means where any persons attending can hear and speak to each other.

    8.7 No Compensation. No Representative on the Executive Committee shall be entitled to compensation for his/her services, or any reimbursement of expenses incurred, as a Representative on the Executive Committee.

    8.8  Officers.

         (a) Generally. The Company shall have agents, referred to as "Officers" of the Company. These agents (whose authority is limited pursuant to the following sentence) shall be appointed in the manner specified below, shall have the titles and authority specified in this Section
         8.8 and shall not be considered "managers" for purposes of the Act or the Code. Each Officer shall have only the authority specified below, and shall not be a general agent of the Company.

         (b) Titles and Number. The Officers shall be the Chairman, Vice Chairman, President, the Secretary and the Treasurer. There shall be appointed from time to time, in accordance with subsection (c) below, such Vice Presidents, Assistant Secretaries, and Assistant Treasurers as the Executive Committee may desire. Any person may hold two or more offices, except that the offices of President and Secretary may not be held by the same person.

         (c) Election and Term of Office. The Officers shall be elected by the Executive Committee at the annual meeting by Supermajority Vote in accordance with Section 8.1(c)(8) above; provided that the following Officers are hereby installed and authorized to act until the first such annual meeting of the Executive Committee: Miles Allen
         (President), Stephen Bergstrom (Chairman), and Thomas Nardi (Vice Chairman). Each Officer shall hold office until the annual meeting following the date of election of such Officer. Any Officer may be removed by the Executive Committee by Supermajority Vote with or without cause. Vacancies in any office shall be filled by the Executive Committee by Supermajority Vote.

         (d) Chairman and Vice Chairman of the Executive Committee. Until replaced pursuant to the terms of this Company Agreement, Stephen Bergstrom will be the Chairman, and Thomas Nardi will be the Vice Chairman of the Company. The Chairman, and in the absence of the Chairman, the Vice Chairman, shall preside at meetings of the Executive Committee, and shall exercise such powers and perform such duties as may be assigned to him/her by this Company Agreement or the Executive Committee.

         (e) President. The President, subject to the general control of the Executive Committee, shall be responsible for the day-to-day operation and direction of the affairs of the Company, employees and agents, shall supervise generally the affairs of the Company, and, subject to the limitations imposed by this Company Agreement, any employment agreement, any employee plan, or any resolution of the Executive Committee, shall have full authority to execute all documents and to take all actions that the Company may legally take. The President shall attend all meetings of the Executive Committee (but shall not be entitled to vote on matters before the Executive Committee) and exercise such other powers and perform such other duties as may be assigned to him/her by this Company Agreement or the Executive Committee, including such duties and powers stated in any employment agreement.

         (f)  Vice  Presidents.  In the  absence  of  the  President,  the  Vice
         Presidents designated by the Executive Committee shall, except as hereinafter provided, have all of the powers and duties conferred upon the President. Each of the Vice Presidents shall, subject to the limitations imposed by this Company Agreement, any employment agreement, any employee plan, or any resolution of the Executive Committee, have the same power as the President to sign certificates, contracts and other instruments of the Company. Any Vice President shall perform such other duties and may exercise such other powers as may from time to time be assigned to him by this Company Agreement, the Executive Committee, the Chairman, the Vice Chairman or the President.

         (g) Secretary and Assistant Secretaries. The Secretary shall attend and record or cause to be recorded in books provided for that purpose the minutes of the meetings or actions of the Members and the meetings or actions of the Executive Committee or any subcommittees thereof, shall see that all notices are duly given in accordance with the provisions of this Company Agreement and as required by law, shall be custodian of all records (other than financial), shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him/her by the Executive
         Committee,   the  Chairman,   or  the  Vice  Chairman.   The  Assistant
         Secretaries shall exercise the powers of the Secretary during that Officer's absence or inability or refusal to act.

         (h) Treasurer and Assistant Treasurers. The Treasurer shall keep or cause to be kept the books of account of the Company and shall render statements of the financial affairs of the Company in such form and as often as required by this Company Agreement, the Executive Committee, the Chairman, or the Vice Chairman. The Treasurer, subject to the order of the Executive Committee, shall have the custody of all funds and securities of the Company. The Treasurer shall perform all other duties commonly incident to his/her office and shall perform such other duties and have such other powers as the Executive Committee, the Chairman, or the Vice Chairman shall designate from time to time. The Assistant Treasurers shall exercise the power of the Treasurer during that Officer's absence or inability or refusal to act.

         (i) Powers of Attorney. The Executive Committee may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers.

         (j) Borrowed Employees. Subject to Section 8.1(c)(8) above, the Company may borrow a Member's employees, or a Member's Affiliate's employees, with that Member or Affiliate's consent, from time to time on a temporary basis for purposes associated with the Company's business. Expenses, salaries and benefits associated with such borrowed employees shall be treated as expenses, salaries and benefits incurred by the Company, subject to the review and approval of the Executive Committee. The lending Member shall furnish all Representatives on the Executive Committee with a monthly statement of such expenses, salaries and benefits supported by invoices or other supporting documents, and shall maintain adequate records in accordance with generally accepted accounting principles supporting the allocation of expenses, salaries and benefits between the Company and the lending Member.

         (k) Seconded Employees. A Member shall have the right to request that the Company accept placement of a Member's employee, or an Affiliate's employee, as a seconded employee. The Company, through a Supermajority Vote of the Executive Committee, may accept such request on written terms and conditions acceptable to the Executive Committee. A seconded employee will not be an employee of the Company and one hundred percent (100%) of the expenses, salary and benefits associated with a seconded employee shall be borne by the Member or Affiliate placing a seconded employee with the Company.

    8.9 Expenses. The Company shall pay only those expenses incurred by the Officers and employees that are directly attributable to the Company's business.

                                   ARTICLE IX
                       Contributions and Capital Accounts

    9.1  Capital Contributions.

    (a) In consideration for its respective Company Interest, each Charter Member has made, or immediately shall make, the Initial Capital Contribution to the Company. As such Initial Capital Contributions, HSI will contribute 100% of HSI's assets, all such assets being listed on Exhibit D, for a 99% Company Interest, and NHS will contribute a promissory note (the "NHS Note") in the principal amount of $[XXXXXX] for a 1% Company Interest. The initial Capital Account position of each Charter Member, after giving effect to such Capital Contributions, is set forth on Exhibit D. [CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

    (b) In addition to the Initial Capital Contributions, the Members agree to make subsequent Capital Contributions in cash for the purpose of developing and operating the Electronic Trading System during the year (365 days) following execution of this Company Agreement. The Company expects that the system will be developed by the Company and EEI pursuant to a jointly owned entity yet to be created. The Members' Capital Contributions pursuant to this Section will in turn be used by the Company to make a loan by the Company to the Company/EEI entity on terms and conditions acceptable to the Executive Committee by a Supermajority Vote. The additional Capital Contributions pursuant to this Section will consist of an initial cash contribution in the aggregate amount of $[XXXXXXX] to be paid by the Members in accordance with their respective
Allocable Shares at the time of such contribution. With respect to NHS's contribution of its Allocable Share of such contribution ("NHS's EEI Contribution"), $[XXXXXX] ( or such other amount as shall be the principal amount of the NHS Note) of NHS's Contribution shall be applied to prepay in full the NHS Note, and the Capital Account of NHS shall reflect NHS's EEI contribution in full without giving effect to application of a portion thereof to such prepayment (i.e. such Capital Account shall be increased by the amount of the NHS Note in full and NHS's EEI Contribution in full). Such contributions shall be made to the Company no later than ten (10) days following execution of the agreement creating the venture between the Company and EEI. The Members hereby commit to make additional cash Capital Contributions in one or more installments during the first year (365 days) following execution of this Company Agreement for purposes of the development and operation of the Electronic Trading System in an amount not to exceed $[XXXXXXX] in aggregate, to be paid by the Members in accordance with their respective Allocable Shares at the time of such contribution. The timing and amount of such installments shall be determined by the Executive Committee by Supermajority Vote. Capital contributions for purposes of the development and operation of the Electronic Trading System in excess of the amounts designated above during the first year following execution of this Company Agreement and thereafter shall be subject to Supermajority Vote. [CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

    (c) In addition to the amounts set forth above, each Member shall in each Fiscal Year contribute, as a Capital Contribution, its Allocable Share to the Operating Fund in accordance with Section 6.2, as provided by Supermajority Vote of the Executive Committee.

    (d) Each Additional Member shall make the Initial Capital Contribution described in such Additional Member's Admission Agreement ("Admission
Agreement"). The amount of the Additional Member's Initial Capital Contributions, the time for making such contributions, and any changes in the other Members' Capital Accounts and Allocable Shares that result, shall be set forth in such Additional Member's Admission Agreement.

    (e) Notwithstanding Section 6.2, this Section 9.1 or Section 9.2 or any other provision of this Company Agreement, (i) Capital Contributions shall not exceed an amount of $[XXXXXXXXXX] in the aggregate for all Members during the initial five (5) year term of the Company, and any extension of such term, unless the Executive Committee decides otherwise by Unanimous Vote, and (ii) the Capital Contributions of any Member shall not exceed the limit set forth next to the name of such Member on Exhibit D hereto during the initial five (5) year term of the Company, and any extension of such term, unless such Member has so agreed. [CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

    9.2 Additional Capital Contributions. As and when the Executive Committee determines by Supermajority Vote or Unanimous Vote, as may be required by
Section 8.1, that the Company needs cash from time to time, each Member agrees that it shall make (a) Capital Contributions to the Company in an amount in accordance with its respective Allocable Share for the purposes determined by the vote of the Executive Committee authorizing such Capital Contributions in accordance with Section 8.1 and (b) Capital Contributions to the Operating Fund in accordance with Section 6.2 hereof.

    9.3 Failure to Contribute. If a Member (a "Delinquent Member") does not contribute, within 10 days of the date required, all or any portion of a Capital Contribution that Member is required to make as provided in this Company
Agreement:

         (i) the remaining Members in proportion to their Allocable Shares or in such other percentages as they may agree may make the Capital Contribution that the Delinquent Member failed to make and the Allocable Shares of the Members, including the Delinquent Member, shall be adjusted to reflect the Delinquent Member's failure to make the Capital Contribution and the resulting increase in the Capital Accounts of the remaining Members and appropriate adjustments in the Members' Company Interests; and/or

         (ii) the remaining Members in proportion to their Allocable Share or in such other percentages as they may agree (the "Lending Member," whether one or more), may advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

               (A)  the sum advanced constitutes a loan (a
         "Member Loan") from the Lending Member to the Company,

               (B) the principal balance of the loan and all accrued unpaid interest thereon will be due and payable in accordance with terms and conditions agreed between the Member(s) advancing the Member Loan and the Executive Committee (excluding, for these purposes, the Representative of the Delinquent Member), and

               (C) the principal amount of the Member Loan will bear interest at the Member Loan Rate from the day that the Member Loan is made until the date that the Member Loan, together with all interest accrued on it, is repaid to the Lending Member; or

         (iii) the  remaining  Members  may  rescind  the  request for a Capital
    Contribution and forego the expense forming the basis of the Capital Contribution.

          (iv) in the event the remaining Members decide not to take any one or more of the actions described in Sections 9.3(a)(i) through (iii) above, the remaining Members may take such action (including court proceedings and the exercise of any rights and remedies available at law or in equity) as the remaining Members by Unanimous Vote of their Representatives to the Executive Committee may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest thereon at the Member Loan Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member. In no event shall the remaining Members be entitled to recover punitive, exemplary or special damages from a Delinquent Member in any action or Proceeding undertaken by the Remaining Members pursuant to this Section 9.3(iv).

    9.4 Maintenance of Capital Accounts. The Company, acting through the Executive Committee, shall establish and maintain Capital Account for each Member. The Capital Account of each Member shall equal: (i) the initial Capital Account of each Member, as set forth on Exhibit E (both before and after giving effect to the initial HSI Dispositions described in Section 12.3; (ii) increased by the aggregate Capital Contributions of such Member (other than Capital Contributions reflected in the initial Capital Account in accordance with clause
(i) above and subject in the case of NHS to the fifth sentence of Section 9.1(b)); (iii) increased by the Net Profit of the Company previously allocated to such Member under Section 10.1, (iv) decreased by the Net Losses, if any, of the Company previously allocated to such Member under Section 10.1; and (v) decreased by the amount of any cash and the value of any property distributed to such Member on or before such time (net of any liabilities assumed by the Member in conjunction with such distribution or to which the distributed property is subject). Upon a distribution of property other than cash to any Member, the value of such property shall be restated on the books of the Company at its fair market value immediately prior to such distribution and the Capital Account of each Member shall be restated to reflect such adjustment, determined as if the Company had sold such asset for its fair market value and the resulting gain or loss had been charged or credited to the Members' Capital Accounts as provided in this Company Agreement. Following such adjustment to the Member's books, the Capital Accounts of the Members receiving the distributions shall be adjusted to reflect the amount of the distribution.

    9.5 Withdrawal of Capital. Except as otherwise provided herein, no Member shall be entitled to withdraw all or any portion of its Capital Contribution or receive interest on its contributed capital or Capital Account.

    9.6 Capital Account, Allocations, and Distributions Attributable to Transferred Interest. At the close of business on any day that any interest in the Company has been transferred or purchased, the transferee Member shall succeed to the Capital Account of the transferor Member, and the Company's books shall be closed so that Net Profits, Net Losses, credits and distributions can be attributed to the Members based on their interests in the Company when items were actually received, paid or incurred.

    9.7 Compliance with Section 704(b) of the Code. The provisions of this Article as they relate to the maintenance of Capital Accounts are intended, and shall be construed, and, if necessary, modified, to cause the allocations of profits, losses, income, gain and credit pursuant to Article XI to have substantial economic effect under the Regulations promulgated under Section 704(b) of the Code, in light of the distributions made pursuant to this Company Agreement. Notwithstanding anything herein to the contrary, this Company Agreement shall not be construed as creating a deficit restoration obligation or, except as otherwise specifically agreed herein, otherwise personally obligating any Member to make a Capital Contribution in excess of the Initial Capital Contribution.

                                    ARTICLE X
                          Allocations and Distributions

    10.1 Allocations of Net Profits and Net Losses. As of the end of each Fiscal Year (or any other, shorter period selected by the Executive Committee), the Net Profit or Net Loss of the Company shall be determined in accordance with generally accepted accounting principles, as provided in Section 4.2. The Net Profit or Net Loss of the Company for any period shall be allocated directly to each Member in accordance with such Member's respective Allocable Share.

    10.2 Allocations of Taxable Income or Taxable Loss. Except as otherwise provided herein, for federal, state, and local income tax purposes, the taxable income or taxable loss (and each item of income, gain, loss, deduction, or credit) of the Company for any period shall be allocated among the Members in proportion to the Members' respective Allocable Shares and shall otherwise be kept in accordance with applicable United States treasury regulations promulgated under Section 704(b) of the Code.

    10.3 Tax Allocations: Section 704(c). If any Company asset has a book value different than its adjusted tax basis to the Company for federal income tax purposes (whether by reason of the contribution of such property to the Company, the revaluation of such property hereunder or otherwise), allocations of income, gain, loss, deduction, credit and tax preference under this Section 10 with respect to such asset shall take account of any variation between the adjusted tax basis of such asset for federal income tax purposes and its book value in the manner prescribed by Section 704(c) of the Code or the principles set forth in Section 1.704-1(b)(2)(iv)(g) of the treasury regulations, as the case may be, using the remedial allocation method.

    10.4 Distributions. Subject to the provisions of Article XIII, the Company will make distributions of cash or cash equivalents or property to the Members in such aggregate amounts and at such time or times as the Executive Committee may determine, by Supermajority Vote. Except as otherwise provided in Section 13.3, all distributions shall be made to the Members in proportion to their respective Allocable Shares.

                                   ARTICLE XI
                                      Taxes

    11.1 Tax Elections. The Tax Matters Member shall, upon the filing of the Company's first federal tax return, cause the Company to file an election under
Section 754 of the Code and the treasury regulations thereunder to adjust the basis of the Company assets under Section 734(b) or 743(b) of the Code, and shall cause the Company to file a corresponding election under the applicable sections of state and local law.

    11.2 Tax Returns. The Executive Committee shall cause federal, state and local tax returns for the Company to be prepared and filed with the appropriate authorities in a timely manner. In compliance with applicable regulations, the Company shall cause to be delivered to each Person who was a Member at any time during such Fiscal Year all information concerning the Company necessary for the preparation of such Person's tax returns, including a statement showing such Person's share of taxable gain or taxable loss (or items thereof) for such year for federal, state and local tax purposes.

    11.3 Tax Matters Member. HSI is hereby appointed the "Tax Matters Member" of the Company for all purposes pursuant to Sections 6221 and 6231 of the Code. The Tax Matters Member shall (i) furnish to each Member a copy of each notice or other communication received from the Internal Revenue Service or applicable state authority (except such notices or communications as are sent directly to each such Member), (ii) keep each Member informed of any administrative or judicial Proceeding, as required by Section 6223(g) of the Code, (iii) allow each Member an opportunity to participate in all administrative and judicial Proceedings involving the tax matters of the Company, and (iv) advise and consult with each Member as to proposed adjustments to the federal or state income tax returns of the Company. The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Member in its capacity as such, provided that the Company shall reimburse the Tax Matters Member for any and all out-of-pocket costs and expenses (including reasonable attorneys' and other professional fees) incurred by it in its capacity as Tax Matters Member. The Company shall indemnify, defend and hold the Tax Matters Member harmless from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibility as Tax Matters Member, so long as such act or decision was not done fraudulently or in bad faith or as a result of willful and wanton misconduct or gross negligence or, with respect to any criminal Proceeding against the Tax Matters Member, such Member had no reasonable cause to believe its conduct was unlawful. The Tax Matters Member shall consult with each other Member concerning the cost of legal services. The Tax Matters Member may resign upon thirty (30) days written notice to the Company. Notwithstanding the foregoing, the Tax Matters Member is not authorized to take any action with regard to the foregoing matters which would be binding on either the Company or the Member without a Supermajority Vote of the Executive Committee.

                                   ARTICLE XII
                        Disposition of Company Interests

    12.1 Right of Disposition. Each Member agrees not to Dispose of its Company Interest, in whole or in part, or to withdraw from the Company, except as provided in this Article. In connection with any Disposition, each Member party to such Disposition (including any Additional Member admitted as a Member as a result of such Disposition) shall provide to the Company the information required to revise Exhibits B and D only as to such Members, and Exhibit E shall be so revised and distributed.

    12.2 Dispositions not in Compliance with this Article Void. Any attempted Disposition of a Company Interest, or any part thereof, not in compliance with this Article is null and void ab initio.

    12.3 Initial HSI Disposition. Following execution of the Company Agreement, HSI expects to Dispose of portions of its initial Company Interest to the following Persons in the following amounts: NHS [XXXXXXXXXXXXXXXXXXXX]%) of one hundred percent (100%) of all Company Interests; PE [XXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXX]%) of one hundred percent (100%) of all Company Interests; and LHI fourteen and a half percent (14.5%) of one hundred percent (100%) of all Company Interests, subject to LHI's obtaining the prior approval of the Securities and Exchange Commission. HSI and NHS hereby agree that they, through their Representatives to the Executive Committee, will approve HSI's sale of the foregoing percentages of its Company Interest to NHS, PE and LHI. Notwithstanding anything in this Article XII to the contrary, HSI's Disposition of portions of its initial Company Interest to NHS, PE and LHI in the percentages stated above shall not be subject to the rights to match of Section
12.5 below, and HSI shall not be under any obligation to reveal the purchase price and other consideration associated with such Dispositions to the Company or the Members. Following such Disposition or Dispositions, PE and LHI shall be Additional Members for all purposes under this Company Agreement and shall be liable for any unpaid portion of any Capital Contribution provided for herein for which HSI was liable prior to such Disposition, in an amount based on, and not greater than, the Allocable Share of PE or LHI, as applicable, after giving effect to such Disposition.

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

    12.4 Disposition Between Members. Any Member may Dispose of all or any part of its Company Interest to the other Member(s), on a per capita basis among those Members wishing to obtain such Company Interest, upon such terms as may be agreed between or among them. In the case of a Disposition of all of the Company Interest of a Member, the other Members may unanimously vote to designate a third party or parties to purchase all or part of such Company Interest and continue the business of the Company without dissolution.

    12.5 Third Party Disposition Procedures. A Member (the "Selling Member") may sell all or any part of its Company Interest to any third party purchaser permitted to be a member of a limited liability company under the Act, for cash or other consideration, provided that (i) the Selling Member allows the remaining Members to match the offer, and (ii) each Member, in the sole and absolute discretion of such Member, approves the sale of such Company Interest to such third party purchaser and such third party purchaser becoming an Additional Member. No such third party purchaser may become an Additional Member without execution of an Admission Agreement. To satisfy clause (i) above, the Selling Member shall present a written offer to the remaining Members, through the Executive Committee, stating the name of the proposed purchaser and all the terms and conditions of the proposed offer, including sales price. Each of the remaining Members shall have the right for a period of thirty (30) days from receipt of such written offer to elect to accept such written offer on the same terms and conditions applicable to such proposed purchaser. In the event that more than one of the remaining Members accepts such offer to purchase such Company Interest from the Selling Member, the remaining Members who wish to purchase such Company Interest may do so on a per capita basis, and the Members' Capital Accounts (and Allocable Shares) will be ratably adjusted. In the event none of the remaining Members elect to purchase the Company Interest from the Selling Member, one or more of the remaining Members does not approve the sale of such Company Interest to the third party purchaser (the "Original Purchaser"), and the Selling Member elects to continue its attempt to sell such Company Interest, the following procedure shall apply:

         (a) The Selling Member may present a written offer from a different third party purchaser (the "Replacement Purchaser") to the remaining Members in accordance with this Section 12.5, provided that the Replacement Purchaser offer must be presented to the remaining Members on or before 5:00 p.m. Central Time on the fifth business day following the Selling Member's receipt of notice that the sale of its Company Interest to the Original Purchaser was not approved.

         (b) In the event the Selling Member does not present a written offer from a Replacement Purchaser, or a sale of the Selling Member's Company Interest to the Replacement Purchaser is not approved, and the Selling Member elects to continue its attempt to sell its Company Interest, the Selling Member and the remaining Members will engage a third party accounting firm, investment banking firm, appraisal firm or other valuation expert ("Third Party Appraiser") to determine the fair market value of the Selling Member's Company Interest. If the Selling Member and the remaining Members are unable to agree on the Third Party Appraiser, the Selling Member shall designate a third party accounting firm, investment banking firm, appraisal firm or other valuation expert and the remaining Members shall designate a different such third party and such two third parties shall select the Third Party Appraiser.

         (c) The Third Party Appraiser shall, to the extent commercially practicable, determine the fair market value of the Selling Member's Company Interest (the "Appraised Value") by the date no more than 30 days after engagement of the Third Party Appraiser, and the Appraised Value shall take into consideration all valuation factors that the Third Party Appraiser considers relevant in the circumstances, including any possible loss of value in such Company Interest that may occur due to cessation of the Selling Member's participation as a Member in the Company or possible cessation of participation of any Affiliate of the Selling Member as a party to any Hub Agreement.

         (d) Each of the remaining Members shall purchase the Selling Member's Company Interest, in a percentage based on such remaining Member's Allocable Share, for a purchase price equal to such remaining Member's pro rata share of the lesser of (i) the fair market value determined by the Third Party Appraiser or (ii) the lowest third party written offer presented to the remaining Members by the Selling Member. Nothing in this subsection shall be construed to prevent the remaining Members from electing to purchase the Company Interest on a basis other than their Allocable Shares.

         (e) The Selling Member shall bear all fees and expenses associated with each Third Party Appraiser or other valuation expert engaged.

         (f) A Selling Member that (i) elects to sell its Company Interest pursuant to this Section 12.5 and presents a third party offer, and
         (ii) subsequently elects to attempt to discontinue its attempt to sell its Company Interest, shall not be entitled to attempt to sell its Company Interest again pursuant to this Section 12.5 during a period beginning on the day it elects to discontinue its attempt to sell its Company Interest and ending on the 180th day following such election.

    12.6 Withdrawal from Company. Upon a transfer of a Member's entire Company Interest, such Member (the "Withdrawing Member") shall be deemed to have withdrawn as a Member and shall have no further rights or obligations as a Member hereunder (including, without limitation, obligations under Section 7.1), except those obligations set forth under Section 15.9. Nothing in this Section
12.6 shall alter a Member's obligations set forth in Section 6.1 or shall affect a Member's rights under Section 12.7.

    12.7 Involuntary Regulatory Withdrawal. A Member may withdraw from the Company in the event (a) a federal or state governmental body, including, without limitation, a legislative, regulatory or judicial body, by order, decree, statute, or judgment (i) determines that such Member's continued ownership of its Company Interest is contrary to statute, regulation or other law; or (ii) imposes any condition on such Member or an Affiliate of such Member that has a material adverse impact on the Member or its Affiliate which arises from such Member's continued participation in the Company as a Member, such Member's or Affiliate's participation as a party to an agreement with the Company, or otherwise in connection with the Company. In such an event the Withdrawing Member may sell its Company Interest to the other Members, on a per capita basis among those Members wishing to obtain such Company Interest, upon such terms as may be agreed between or among them. In the event (i) the Withdrawing Member and the remaining Members are unable to agree on terms with respect to the sale of the Withdrawing Member's Company Interest, and (ii) the Withdrawing Member does not present a third party written offer pursuant to
Section 12.5 (thereby invoking the procedures set forth in Section 12.5), the procedure applicable to engagement of a Third Party Appraiser and the purchase of the Company Interest by the remaining Members established in Section 12.5(b),
(c), (d) and (e) shall apply, except that the remaining Members shall purchase the Withdrawing Member's Company Interest at eighty-five percent (85%) of the Appraised Value.

                                  ARTICLE XIII
                           Dissolution and Winding Up

    13.1 Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events ("Dissolution Event"):

         (a)   the expiration of the term described in Section 2.6;

         (b)   the unanimous written consent of all of the Members;

         (c) an event which makes it unlawful for the Company business to be continued;

         (d) the sale or disposition of all or substantially all of the Company's assets and properties;

         (e) the entry of a decree of judicial dissolution under Section 18-802 of the Act; and

         (f) the withdrawal, Bankruptcy or dissolution of any Member, including the occurrence of any event that terminates the continued membership of any Member in the Company under the Act, unless the business of the Company is continued by Unanimous Vote of the Members (calculated without regard to any Member that has withdrawn, become Bankrupt or been dissolved) within ninety (90) days following the occurrence of any such event.

    13.2 Effect of Dissolution. Upon dissolution, the Company shall cease carrying on as distinguished from winding up the Company business; however, the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the certificate of cancellation has been issued by the Secretary of the State of Delaware. The Liquidating Trustee shall in an orderly manner wind up the affairs of the Company and make an accounting of the Capital Account of each Member and of the Company assets, liabilities and operations from the date of the last previous accounting to the date of such dissolution.

    13.3 Distribution of Assets on Dissolution. Upon the winding up of the Company, the Company Property shall be distributed:

         (a) to creditors, including Members who are creditors (other than by reason of the operation and effect of Section 18-601 or Section 18-604 of the Act) to the extent otherwise permitted by law, whether as a result of any Member Loan or otherwise, in satisfaction of the Company's liabilities, including, without limitation, principal and interest attributable to any Member Loan; and then

         (b) to the establishment of any reserves which the Liquidating Trustee may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company arising out of or in connection with the Company. Such reserves may be paid over by the Liquidating Trustee to an agent, as escrowee, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the Liquidating Trustee shall deem advisable, for distributing the balance thereafter remaining in the manner hereinafter provided; and then

         (c) to Members in satisfaction of liabilities for distributions under Section 18-601 or Section 18-604 of the Act; and then

         (d) thereafter, to Members to the extent of and in proportion with their respective positive Capital
         Account; and then

         (e) the remainder, if any, to the Members in proportion to their respective Allocable Shares as in effect at the moment of the event giving rise to such dissolution.

    13.4 Winding Up and Certificate of Cancellation. The winding up of the Company shall be completed when all debts, liabilities, and obligations of the Company have been paid and discharged or reasonably adequate provision therefor has been made, and all of the remaining property and assets of the Company have been distributed to the Members. Upon the completion of winding up of the Company, a certificate of cancellation shall be delivered to the Secretary of the State of Delaware for filing. The certificate of cancellation shall set forth the information required by the Act.

    13.5 Termination. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Executive Committee (or other Person winding up the Company's affairs) to minimize the normal losses attendant upon a liquidation. Each of the Members shall be furnished, by the Executive Committee, with a statement setting forth the assets and liabilities of the Company as of the date of complete liquidation. Upon compliance with the distribution plan set forth in Section 13.3 hereof (including payment over to the agent-escrowee if there are sufficient funds therefor), the Company terminates.

    13.6 Use of Company Identity. Unless the Members agree otherwise in a signed written agreement approved by Unanimous Vote of the Executive Committee, no Member or Affiliate shall use the Company's telephone number, address, name (or any deceptively similar name) or logo for twelve (12) months after the termination of the Company.

                                   ARTICLE XIV
                                    Amendment

    This Company Agreement may be amended or modified from time to time only by a written instrument (including, without limitation, any Admission Agreement) adopted by the Unanimous Vote of the Executive Committee. No Member shall have any vested rights in this Company Agreement which may not be modified through an amendment to this Company Agreement.

                                   ARTICLE XV
                            Miscellaneous Provisions

    15.1 Entire Agreement. This Company Agreement represents the entire agreement with respect to the subject matter hereof among all the Members and between the Members and the Company.

    15.2 Successors and Assigns. Subject to the provisions on Disposition set forth herein, this Company Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    15.3 Governing Law. THIS COMPANY AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

    15.4 Notices. All notices required or permitted to be given or made under this Company Agreement shall be given or made in writing. Such notices shall be delivered by hand delivery, by facsimile or similar electronic means, by nationally recognized overnight courier, or by certified or registered mail, return receipt requested, addressed as set forth in Exhibit B hereof or any amendment thereto. Any party may change its address for the purpose of this
Section 15.4 by notice to the other(s) given in the manner set forth above.

    15.5 Rights of Creditors and Third Parties under Company Agreement. This Company Agreement is entered into among the Company and the Members for the exclusive benefit of the Company, its Members, and their successors and permitted assignees. This Company Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person (other than any Person with a right to indemnification under Section 6.9 hereof). Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Company Agreement or any agreement between the Company and any Member with respect to any Capital Contribution or otherwise.

    15.6 No Action for Partition. No Member shall have any right to maintain any action for partition with respect to the property of the Company.

    15.7 Title to Company Property. Title to Company Property shall be held in the name of the Company or its nominee.

    15.8 Company Funds. Company funds shall be deposited in one or more accounts with a bank or banks located within the United States and approved by the Executive Committee. Pending use in the business of the Company or distribution to the Members, the funds of the Company may, in the discretion of the Executive Committee, be deposited in a bank account or accounts, or invested in such interest-bearing taxable or nontaxable investments, including without limitation, checking and savings accounts, certificates of deposit and time or demand deposits in commercial banks, U.S. government securities, securities guaranteed by U.S. Government agencies, bankers' acceptances, Eurodollar deposits and notes, both fixed rate and floating securities issued by money market mutual funds, savings and loan association deposits, deposits in members of the Federal Home Loan Bank System, or commercial paper, rated A-1 or better by Standard & Poor's Corporation or Prime-1 or better by Moody's Commercial Paper Division of Moody's Investor Services, Inc., or the successor to either of them, provided that the Executive Committee shall not cause the Company to make any such deposits or Investments that have a remaining maturity of more than one year or that would require registration of the Company under the Investment Company Act of 1940. Such funds shall not be commingled with funds of any other Person.

    15.9 Confidentiality.  Except as hereinafter provided,  the Company and each
Member (a) shall treat as confidential and not disclose to any unauthorized third party (including a Member's employees or Affiliates who have no need to know) any confidential information obtained either directly or indirectly from any other Member pursuant to this Company Agreement and designated by such Member as confidential in writing prior to or at the time of delivery pursuant to this Agreement, or confidential information developed or acquired on behalf of the Company by the Executive Committee or the Company's Officers or employees (collectively "Confidential Information"), and (b) shall not use any such Confidential Information for any purpose other than in connection with the activities of the Company pursuant to this Company Agreement, or the activities of a Member or an Affiliate pursuant to the Hub Agreements. The limitations in this Section 15.9 shall not apply to the extent Confidential Information: (i) was already in the possession of the receiving Member, or its Affiliate, at the time it obtained such Confidential Information; (ii) was or is published or otherwise is or becomes generally available to the public through no fault of such receiving Member, or its Affiliate, (iii) was or is lawfully made available to such Member or its Affiliate without restriction by any Person which is not bound by an obligation of confidentiality or use with respect to the information; (iv) was or is independently developed by such Member or its Affiliate; or (v) is required to be disclosed by operation of law or regulation, required in any Proceeding, requested by a regulatory body and the disclosing Member deems it advisable, in its discretion, to comply with the request, or deemed advisable to be disclosed in the good faith judgment of the disclosing Member in any Proceeding. In the event disclosure is required or requested, the disclosing Member shall exercise all reasonable efforts to disclose such Confidential Information pursuant to a confidentiality agreement or protective order. The Members and the Executive Committee shall establish and enforce reasonable procedures for the protection of Confidential Information and shall restrict disclosure of such Confidential Information to those of the Company's employees, Officers, agents, and Affiliates of each Member and the Company who need to know such Confidential Information in connection with their functions and the purposes of the Company as set forth herein. Each Member and the Executive Committee shall take such reasonable and prudent steps and precautionary measures as may be required to ensure compliance with this Section
15.9 by such of their or the Company's employees, Officers, agents, Affiliates and other Persons as shall be given access to such Confidential Information and shall be responsible for compliance by its employees, officers, agents and Affiliates. Nothing in this Section 15.9 shall be construed to prohibit a Member's disclosure to its attorneys, auditors, or other consultants.

    15.10 Transaction Costs. Each Member shall each bear and pay its own transaction costs relating to the negotiation and execution of this Company Agreement.

                              HUB SERVICES, INC.



                              By: /s/ Stephen Bergstrom
                                 ----------------------------------------------
                              Title: President
                                    -------------------------------------------

                              NICOR HUB SERVICES, INC.



                              By: /s/ Thomas Nardi
                                 ----------------------------------------------
                              Title: Vice President
                                    -------------------------------------------



                                    EXHIBIT A

                            CERTIFICATE OF FORMATION
                                       OF
                               ENERCHANGE, L.L.C.


     This Certificate of Formation is being executed as of June 12, 1995, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. Sections 18-101, et seq. (the "Act").

     The   undersigned,   being  duly   authorized  to  execute  and  file  this
Certificate, do hereby certify as follows:

     1. Name. The name of the limited liability company is Enerchange, L.L.C. (the "Company").

     2. Registered Office and Registered Agent. The Company's registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company, Inc.

     3. Dissolution. The Company does not have a specific date of dissolution.

     4. Management. The business and affairs of the Company shall be managed by or under the direction of the Members.

     IN WITNESS WHEREOF, the undersigned, being all the Members of the Company, have duly executed this Certificate of Formation as of the day and year first above written.


                              HUB SERVICES, INC.



                              By:
                                 ----------------------------------------------
                              Title:
                                    -------------------------------------------


                              NICOR HUB SERVICES, INC.



                              By:
                                 ----------------------------------------------
                              Title:
                                    -------------------------------------------

                                    EXHIBIT B

                              ADDRESSES FOR NOTICE
                              --------------------




     HUB SERVICES, INC.
     One O'Hare Centre
     6250 Des Plaines River Road, Suite 5005
     Rosemont, Illinois  60018
     Attn:  Miles Allen

     Telephone:  (708) 692-4770
     Facsimile:  (708) 692-4779


     NICOR HUB SERVICES, INC.
     1844 Ferry Road
     Naperville, Illinois  60563-9600
     Attn:  Robert Gilpin
            Daron Riebe

     Telephone:  (708) 983-8676
     Facsimile:  (708) 983-5537


     PACIFIC ENERCHANGE
     633 West Fifth Street
     Los Angeles, California  90071
     Attn:  James Harrigan

     Telephone:  (213) 244-3840
     Facsimile:  (213) 244-8282


JCH\821
                                    EXHIBIT C

                     NAMES AND ADDRESSES OF CHARTER MEMBERS
                     --------------------------------------



     HUB SERVICES, INC.
     One O'Hare Centre
     6250 Des Plaines River Road, Suite 5005
     Rosemont, Illinois  60018
     Attn:  Miles Allen

     Telephone:  (708) 692-4770
     Facsimile:  (708) 692-4779


     NICOR HUB SERVICES, INC.
     1844 Ferry Road
     Naperville, Illinois  60563-9600
     Attn:  Robert Gilpin
            Daron Riebe

     Telephone:  (708) 983-8676
     Facsimile:  (708) 983-5537



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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]


[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]





[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]





                                    EXHIBIT F
                               ENERCHANGE, L.L.C.
                               ADMISSION AGREEMENT


     This Admission Agreement is entered into this ____ day of ____, 199_, by and among Enerchange, L.L.C., a Delaware limited liability company ("the Company") and ________________________.


     WITNESSETH

     WHEREAS, the Company was created pursuant to that certain Limited Liability Company Agreement ("the Company Agreement") effective June 12, 1995, executed by HSI and NHS; and

     WHEREAS, the Company Agreement provides for the admission of Additional Members and requires an Additional Member to execute an Admission Agreement;

     NOW THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, the Company and _______ agree as follows:

     1. Capitalized words appearing in this Admission Agreement shall carry the definitions set forth in the Company Agreement unless the text of this Admission Agreement states otherwise.

     2. Upon execution of this Admission Agreement, ______ shall become a Member of the Company, shall be treated as a party to the Company Agreement for all purposes and shall be credited with a Company Interest of fourteen _________ percent (__%) of one hundred percent (100%) of all Company Interests and an initial Capital Account of $__________.

     3. _____ hereby ratifies and adopts the entirety of the Company Agreement and agrees to accept all benefits granted to Members of the Company and to assume all obligations imposed on Members of the Company, including, without limitation, the obligation to make all Capital Contributions required of Members pursuant to Sections 9.1(b), 9.1(c) and 9.2 of the Company Agreement. The Company and _____ hereby acknowledge that ____ is not required to make an Initial Capital Contribution pursuant to Section 9.1(a) of the Company Agreement [and that _____'s agreement to make all other Capital Contributions required by the Company Agreement satisfies the requirement of Section 9.1(d) of the Company Agreement.]

     4. Exhibits B and E to the Company Agreement are hereby amended as to _____ [and the Member from which ____ acquired its Company Interest] and new Exhibits B and E are hereby substituted to the Company Agreement, which Exhibits are attached to this Admission Agreement, reflecting the admission of ____ as a Member of the Company (i) owning a _____ percent Company Interest and the reduction of the Capital Account of _____ as Seller to _____ percent (__%) and
(ii) having a Capital Account of $________ and the reduction of the Capital Account of [seller] to $__________.

     5. Except as set forth in this Admission Agreement, the original terms and conditions of the Company Agreement shall remain in full force and effect.



                                   ENERCHANGE, L.L.C.

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------

                                   By:
                                      -----------------------------------------
                                   Title:
                                         --------------------------------------


JCH/ENERADM






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XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]


[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]

[XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX]


[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]



[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]







                               ENERCHANGE, L.L.C.
                               ADMISSION AGREEMENT


     This Admission Agreement is entered into this 23rd day of October 1995, by and among Enerchange, L.L.C., a Delaware limited liability company ("the Company") and Leidy Hub, Inc. ("LHI").


                                   WITNESSETH

     WHEREAS, the Company was created pursuant to that certain Limited Liability Agreement ("the Company Agreement") effective June 12, 1995, executed by Hub Services, Inc. ("HSI"), and Nicor Hub Services, Inc. ("NHS"); and

     WHEREAS, the Company Agreement provides for the admission of Additional Members and requires an Additional Member to execute an Admission Agreement;

     NOW THEREFORE, in consideration of the mutual agreements, promises, and undertakings hereinafter set forth, the Company and LHI agree as follows:

     1. Capitalized words appearing in this Admission Agreement shall carry the definitions set forth in the Company Agreement unless the text of this Admission Agreement states otherwise.

     2. Upon execution of this Admission Agreement, LHI shall become a Member of the Company, shall be treated as a party to the Company Agreement for all purposes and shall be credited with a Company Interest of 14.5 percent (14.5%)
of one hundred percent (100%) of all Company Interests and an initial Capital Account of $[XXXXXXXXXX].

     3. LHI hereby ratifies and adopts the entirety of the Company Agreement and agrees to accept all benefits granted to Members of the Company and to assume all obligations imposed on Members of the Company, including, without limitation, the obligation to make all Capital Contributions required of Members pursuant to Sections 9.1(b), 9.1(c) and 9.2 of the Company Agreement. The Company and LHI hereby acknowledge that LHI is not required to make an Initial Capital Contribution pursuant to Section 9.1(a) of the Company Agreement and that LHI's agreement to make all other Capital Contributions required by the Company Agreement satisfies the requirement of Section 9.1(d) of the Company Agreement.

     4. Exhibits B and E to the Company Agreement are hereby amended as to LHI and HSI and new Exhibits B and E are hereby substituted to the Company Agreement, which Exhibits are attached to this Admission Agreement, reflecting the admission of LHI as a Member Company (i) owning a 14.5 percent Company Interest and the reduction of the Company Interest of HSI as Seller to [XXXXXXXXX XXXXXXX (XX]%) and (ii) having an initial Capital Account of $[XXXXXXXXXX] and the reduction of the Capital Account of HSI to $[XXXXXXXXXX].

     5. Except as set forth in this Admission Agreement, the original terms and conditions of the Company Agreement shall remain in full force and effect.



                                       ENERCHANGE, L.L.C.

                                       By: /s/ Miles Allen
                                          -------------------------------------
                                       Title: President
                                             ----------------------------------


                                       LEIDY HUB, INC.

                                       By:  /s/ Walter E. DeForest
                                          -------------------------------------
                                       Title: President
                                             ----------------------------------


                                    EXHIBIT B

                              ADDRESSES FOR NOTICE
                              --------------------




     HUB SERVICES, INC.
     One O'Hare Centre
     6250 Des Plaines River Road, Suite 5005
     Rosemont, Illinois  60018
     Attn:  Miles Allen

     Telephone:  (708) 692-4770
     Facsimile:  (708) 692-4779


     NICOR HUB SERVICES, INC.
     1844 Ferry Road
     Naperville, Illinois  60563-9600
     Attn:  Robert Gilpin
            Daron Riebe

     Telephone:  (708) 983-8676
     Facsimile:  (708) 983-5537


     PACIFIC ENERCHANGE
     633 West Fifth Street
     Los Angeles, California  90071
     Attn:  James Harrigan

     Telephone:  (213) 244-3840
     Facsimile:  (213) 244-8282


     LEIDY HUB, INC.
     10 Lafayette Square
     Buffalo, New York  14230
     Attn:  Walter Deforest

     Telephone:  (716) 857-7881
     Facsimile:  (716) 857-7823


                                    EXHIBIT E

                     COMPANY INTERESTS AND CAPITAL ACCOUNTS
                     --------------------------------------



Member                        Company Interest      Capital Account
------                        ----------------      ---------------

Prior to giving effect to initial Disposition of HSI in accordance
------------------------------------------------------------------
with Section 12.3
-----------------


Hub Services, Inc.            [XXXXX                XXXXXXXXXXXXX


NICOR Hub Services, Inc.       XXXXX                XXXXXXXXXXXXX


After giving effect to initial Disposition of HSI in accordance
---------------------------------------------------------------
with Section 12.3
-----------------


Hub Services, Inc.             XXXXX                XXXXXXXXXXXX

NICOR Hub Services, Inc.       XXXXX                XXXXXXXXXXXX

Pacific Enerchange             XXXXX                XXXXXXXXXXXX

Leidy Hub, Inc.                XXXXX                XXXXXXXXXXXX]



[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]

                               PURCHASE AGREEMENT



     THIS PURCHASE AGREEMENT (this "Agreement"), dated as of October 23, 1995, is made by and between Hub Services Inc., a Delaware corporation ("Seller"), and Leidy Hub, Inc., a New York corporation ("Purchaser").

                                    RECITALS
                                    --------

     1. On June 12, 1995, Seller and NICOR Hub Services Inc. ("NHS") formed Enerchange, L.L.C. a Delaware limited liability company ("Company") for the purpose of engaging in the Business, with Seller owning a 99.0% Limited Liability Company Interest in the Company and NICOR Hub Services, Inc. ("NHS") owning a 1.0% Limited Liability Company Interest in the Company. Subsequently, Seller sold an additional [XX]% Limited Liability Company Interest to NHS and a [XX]% Limited Liability Company Interest to Pacific Enerchange.

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]

     2. The Limited Liability Company Agreement provides that Seller may sell to Purchaser a 14.5% Limited Liability Company Interest (the "Acquired Interest") and sets forth a procedure for the approval of such sale, and Seller wishes to sell to Purchaser, and Purchaser wishes to buy from Seller, the Acquired Interest.

     3. The Company's Executive Committee has approved Seller's sale of the Acquired Interest to Purchaser.

     In consideration of the mutual covenants, agreements and warranties herein contained, it is agreed that Purchaser shall acquire from Seller all of the Acquired Interest upon the terms and conditions hereinafter set forth.

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     The following terms shall have the meanings set forth herein for the purposes of this Agreement:

     "Acquired Interest" is defined in the second recital.

     "Act" means the Delaware Limited Liability Company Act, 6 Del. C. Sections 18101, et seq., and all amendments to the Act, as in effect from time to time.

     "Affiliate" means, with respect to any Person, another Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person.

     "Business" means the business described in Section 3.1 of the Limited Liability Company Agreement.

     "Closing Date" means the date on which the Closing occurs or is to occur.

     "Company" is defined in the first recital.

     "Electronic Trading System" means the electronic gas trading and nominations system that the Company expects to develop and operate on a joint ownership basis with Energy Exchange Inc., a corporation incorporated pursuant to the laws of the Province of Alberta.

     "Governmental Authority" means the government of the United States or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Hub Service Contract" means each of (a) that certain Chicago Hub Agreement dated as of May 26, 1993, between Northern Illinois Gas Company and Seller, (b) that certain California Hub Agreement dated as of March 15, 1994, between Southern California Gas Company and Seller, and (c) that certain Pre-Partnership Agreement dated as of September 1, 1993, and that certain Partnership Agreement dated as of September 1, 1994, each between Purchaser and Seller.

     "Hub Trading Purchase Price" means the sum of $[XXXXXXX] as adjusted pursuant to Section 5.4 of the Pre-Purchase Agreement.

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]

     "Indemnified Person" shall mean the Person entitled to, or claiming a right to, indemnification under Article VIII.

     "Indemnifying Person" shall mean the Person claimed by the Indemnified Person to be obligated to provide indemnification under Article VIII.

     "Limited Liability Company Agreement" means that certain Limited Liability Company Agreement dated as of June 12, 1995 between Seller and NHS.

     "Limited Liability Company Interest" has the meaning given such term in the Act.

     "Losses" is defined in Section 8.2.

     "Market Making Purchase Price" means $[XXXXXXX].

[CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT
TO RULE 104(B)]

     "Person" means an individual, trust, Governmental Authority, estate or any incorporated or unincorporated company, corporation, limited liability company, partnership or other organization.

     "Pre-Purchase Agreement" means that certain Pre-Purchase Agreement dated June 12, 1995, executed by Seller and Purchaser.

     "Proceedings" is defined in Section 3.17.

     "Purchaser" is defined in the preamble.

     "Seller" is defined in the preamble.

     "Taxes" means all taxes, charges, fees, duties, levies or other assessments, including (without limitation) income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance and employees' income withholding, unemployment and Social Security taxes, which are imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

                                   ARTICLE II

                                PURCHASE AND SALE
                                -----------------

     2.1 Purchase and Sale of The Acquired Interest. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver to Purchaser, and Purchaser shall accept, acquire and take assignment and delivery of, all of the Acquired Interest.

     2.2 Payment of Purchase Price. In consideration for such sale, assignment, transfer, conveyance and delivery to Purchaser by Seller of all of the Acquired Interest, on the Closing Date Purchaser will pay to Seller the Hub Trading Purchase Price and the Market Making Purchase Price.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to Purchaser as follows:

     3.1 Ownership of Acquired Interest. Seller owns beneficially and legally all right, title and interest in and to the Acquired Interest, free and clear of any security interest, lien, adverse claim or other encumbrance. The Acquired Interest in the aggregate constitutes 14.5% of the aggregate Limited Liability Company Interests of the Company. None of the Acquired Interest is subject to any restriction on transfer, other than as set forth in the Limited Liability Company Agreement.

     3.2 Due Organization. To the best of Seller's knowledge, the Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. To the best of Seller's knowledge, the Company is duly qualified and in good standing as a foreign limited liability company to do business in each jurisdiction where the failure to be so qualified would, in the aggregate, have a material adverse effect on the business or operations of the Company. Schedule 3.2 is a complete and accurate list of all jurisdictions in which the Company is so qualified. The Company owns no equity or debt securities of any Person, other than a 50.0% interest in the Pennsylvania general partnership formed under the contracts described in clause (c) of the definition of "Hub Services Contract." True, correct and complete copies of the Company's Certificate of Formation and all other organizational documents of the Company have been delivered to Purchaser.

     3.3 Due Authorization. Seller has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Seller, and constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

     3.4 No conflict. The execution, delivery and performance of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby by Seller do not: (i) violate any order, decree or judgment of any Governmental Authority applicable to Seller, or the Acquired Interest or, to the best of Seller's knowledge, the Company; (ii) violate any law (or regulation or rule promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the creation of any lien or encumbrance or other contingent liability upon any of the assets of the Company or the Acquired Interest under, any of the terms, conditions, or provisions of any contract to which Seller or the Company is a party, or by which either of them or any of the assets of the Company or the Acquired Interest is bound; (iv) permit the acceleration of the maturity of any indebtedness of the Company, or any indebtedness secured by any of the assets of the Company or the Acquired Interest; or (v) violate or conflict with any provision of the charter, by-laws or other organizational documents of Seller or, to the best of Seller's knowledge, the Company.

     3.5 Ownership of Interests. Prior to giving effect to Purchaser's acquisition of the Acquired Interest pursuant to this Agreement, Seller owned a [XXXX]% Limited Liability Company Interest in the Company. Neither Seller nor, to the best of Seller's knowledge, the Company has granted any option, warrant, or similar right to any Person to purchase or acquire any rights with respect to any Limited Liability Company Interest, or any other interest whatsoever, of the Company. [CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

     3.6 Title to and Condition of Properties and the Company. The Company has good title to and is the lawful owner of all of the assets of the Company, free and clear of all security interests, liens, adverse claims and other encumbrances. All of the assets of the Company as of June 12, 1995 are listed on
Schedule 3.6(a). Each of the Hub Services Contracts is in full force and effect and constitutes a legal, valid and binding agreement of each party thereto. The rights and obligations of Seller under each Hub Services Contract have been duly and validly assigned to the Company by Seller. All of the liabilities of the Company as of June 12, 1995 are listed on Schedule 3.6(b). As of June 12, 1995, the Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, except as set forth on Schedule 3.6(b).

     3.7 No Defaults or Violations. Except as set forth on Schedule 3.7, (a) as of June 12, 1995, the Company had not materially breached any provision of, nor is it in material default under the terms of, any contract (including, without limitation, any Hub Services Contract) to which it is a party or under which it has any rights or by which it is bound, and to Seller's knowledge no other party to any such contract is in default thereunder in any material respect, and (b) the Company is not in material violation of or default under or with respect to any law, governmental regulation or rule or order of any Governmental Authority that is applicable in any way to the business or operation of the Company, provided that, to the extent such representations and warranties in clauses (a) and (b) above are made with respect to any breach, default or violation by the Company that may have arisen from and after the Company's formation, such representations and warranties are made to the best of Seller's knowledge. No party to a Hub Services Contract has notified Seller, whether orally or in writing, that Seller is in default under such Hub Services Contract, and Seller is unaware of any default, actual or threatened, or any event which with or without notice or lapse of time or both would become a default, under any Hub Services Contract by any party to any such Hub Services Contract. Except as set forth in Schedule 3.7, none of the assets of the Company is in material violation of any law, building, zoning or other ordinance, code or regulation applicable to it.

     3.8 Taxes. Having been formed on June 12, 1995, the Company has not previously filed any Federal, state and other tax returns and reports as of June 12, 1995; the Company has not been required to file any such returns; and the Company has not been required to pay any Taxes on or prior to the Closing Date.

     3.9 Condition of Assets. Except as disclosed on Schedule 3.9, all of the assets of the Company, whether real or personal, owned or leased, are in reasonably good operating condition (with the exception of normal wear and tear).

     3.10 Contracts. Schedule 3.10 includes all the contracts and arrangements (including, without limitation, any employment contracts) to which, as of June 12, 1995, the Company is a party or by which it is bound or to which any of the assets of the Company is subject. Seller has delivered to Purchaser true, correct and complete copies of each document listed on Schedule 3.10, and a written description of each oral arrangement so listed.

     3.11 Permits, etc. The Company holds all of the licenses, certificates, permits, franchises and rights listed on Schedule 3.11, and, to the best of Seller's knowledge, does not require any other licenses, certificates, permits, franchises and rights to conduct the Business and its other affairs.

     3.12 Insurance Policies. Schedule 3.12 contains a list of each insurance policy currently providing coverage for the assets or business of the Company and a copy of each such policy has been delivered to Purchaser.

     3.13 Employee Benefit Plans. Each "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA, and each "employee welfare benefit plan," as defined in Section 3(1) of ERISA, that is maintained by the Company to provide benefits for its employees is described on Schedule 3.13.

     3.14 Compliance With Laws. Prior to the formation of the Company, Seller conducted the Business in full compliance in all material respects with all applicable laws and, to the best of Seller's knowledge, on and from the formation of the Company, the Company has conducted the Business and its other affairs in full compliance in all material respects with all applicable laws.

     3.15 No Other Agreement. Other than the Sale Agreements, neither Seller nor any its Affiliates has any contract, agreement, arrangement or understanding with respect to the sale or other disposition of the assets of the Company or any interests in the Company.

     3.16 Consents. Except as set forth on Schedule 3.16, no notice to, filing with, authorization of, exemption by, or consent of any Person is required in order for Seller to consummate the transactions contemplated hereby.

     3.17 Litigation.

          (a) Except as disclosed in Schedule 3.17, there are no claims, actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations (collectively, "Proceedings") pending, or to the best of Seller's knowledge, threatened against or affecting the Company, Seller or any of its respective officers, directors, employees, agents or stockholders thereof in their capacity as such, or any of their respective properties or businesses relating to such Persons in such capacities, and Seller is not aware of any facts or circumstances which may give rise to any of the foregoing; provided that to the extent such representations and warranties in this clause are made with respect to any Proceedings that may have arisen against the Company from and after the Company's formation, such representations and warranties are made to the best of Seller's knowledge.

     (b) There are no Proceedings pending or, to the best of Seller's knowledge, threatened by or against the Company or Seller with respect to this Agreement or any Hub Services Contract, or in connection with the transactions contemplated hereby or thereby, and Seller has no reason to believe there is a valid basis for any such Proceeding; provided that to the extent such representations and warranties in this clause are made with respect to any Proceedings that may have arisen against the Company from and after the Company's formation, such representations and warranties are made to the best of Seller's knowledge.

     3.18 No Conflict of Interest. Neither Seller nor any of its Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property used in the Business, except Seller's interest as an owner of its Limited Liability Company Interest in the Company.

     3.19 Bank Accounts. Schedule 3.19 sets forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

     3.20 Accuracy of Statements. This Agreement does not contain any untrue statement of a material fact regarding Seller, the Company, the assets of the Company or the Acquired Interest.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER
                   -------------------------------------------

     Purchaser represents and warrants to Seller that:

     4.1 Due Authorization. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and this Agreement has been duly and validly executed and delivered by Purchaser, and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

     4.2 No Conflict. The execution, delivery and performance of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby by Purchaser do not: (i) violate any decree or judgment of any Governmental Authority applicable to Purchaser; (ii) violate any law (or existing regulation promulgated under any law); (iii) violate or conflict with, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, any of the terms, conditions, or provisions of any contract to which Purchaser is a party, or by which Purchaser is bound; or (iv) violate or conflict with any provision of the charter, by-laws or other organizational documents of Purchaser.

     4.3 Investment Intent. Purchaser is acquiring the Acquired Interest for its own account, for investment and not with a view to, or for sale or other disposition in connection with, any "distribution" thereof, within the meaning of the Securities Act of 1933, as amended, nor with any present intention of selling or otherwise disposing of the Acquired Interest.

     4.4 Consents. Except as set forth on Schedule 4.3, no notice to, filing with, authorization of, exemption by, or consent of any Person is required in order for Purchaser to consummate the transactions contemplated hereby.

                                    ARTICLE V

                         CONDITIONS PRECEDENT TO CLOSING
                         -------------------------------

     5.1 Conditions Precedent to Obligations of the Purchaser. The obligation of Purchaser to purchase the Acquired Interest at Closing is subject to the satisfaction of the following conditions:

     5.1.1 Representations and Warranties. The representations and warranties set forth in this Agreement made by Seller shall be accurate as of the Closing Date as if made on the Closing Date, and Seller shall have delivered to Purchaser a certificate so certifying.

     5.1.2 Compliance with Agreements and Covenants. Seller shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by Seller on or prior to the Closing Date.


     5.2 Conditions Precedent to Obligations of Seller. The obligation of Seller to sell the Acquired Interest at Closing is subject to the satisfaction of the following conditions:

     5.2.1 Representations and Warranties. The representations and warranties set forth in this Agreement made by Purchaser shall be accurate as of the Closing Date as if made on the Closing Date, and Purchaser shall have delivered to Seller a certificate so certifying.

     5.2.2 Compliance with Agreements and Covenants. Purchaser shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by Purchaser on or prior to the Closing Date.

     5.2.3 Company Approval. Seller shall have obtained the approval of the Company's Executive Committee to sell the Acquired Interest to Purchaser in form and substance satisfactory to Seller in its sole discretion.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------

     6.1 Implementing This Agreement. From the date hereof to the Closing Date, each of Purchaser and Seller will take all necessary action to fulfill its respective obligations under this Agreement and shall take all commercially reasonable efforts to consummate the transactions contemplated thereby.

     6.2 Payment to Seller for Hub Administration. Purchaser agrees that, if the termination date of the Chicago Hub Agreement is extended to a date not earlier than June 11, 2000 on substantially the same terms as those currently in effect with respect to the Chicago Hub Agreement, Purchaser shall pay to Seller, on the later of June 12, 1998 or the date of execution of such extension, an amount equal to $[XXXXXX]. In addition, Purchaser agrees that, if the termination date of the California Hub Agreement is extended to a date not earlier than June 11, 2000 on substantially the same terms as those currently in effect with respect to the California Hub Agreement, Purchaser shall pay to Seller, on the later of June 12, 1998 or the date of execution of such extension, an amount equal to $[XXXXXX]. [CONFIDENTIAL TREATMENT OF BRACKETED MATERIAL REQUESTED PURSUANT TO RULE 104(B)]

     6.3 Seller to Provide Expertise. Seller acknowledges that Purchaser is purchasing the Acquired Interest hereunder in reliance upon representations that Seller and Seller's Affiliates have officers and employees who possess the experience and expertise to engage successfully in Market-Making (provided that Purchaser acknowledges that Seller has in no way guaranteed the success of the Company's Market-Making). Seller agrees that it will, or will cause its Affiliates to, second or otherwise make available to the Company officers and employees (and cause the Company to engage and retain, so long as the Limited Liability Company Agreement shall remain in effect, such officers and employees) who have such experience and expertise, and Seller further agrees that such officers and employees shall be reasonably acceptable to Purchaser. Without limiting the foregoing, the parties agree that Miles Allen has such experience and expertise (provided that Purchaser agrees that, subject to the foregoing sentence, other officers and employees may replace Miles Allen).

     6.4 That certain Assignment, Bill of Sale and Conveyance dated June 12, 1995 executed by Seller, as Assignor, and Enerchange, as Assignee (the "Assignment"), provides that Enerchange will reassign the assigned interest in the Ellisburg-Leidy Partnership Agreement to Seller upon Seller's election in the event that either the Chicago Hub Agreement or the California Hub Agreement, or both, are not extended to a date specified in the Assignment. Seller and Purchaser hereby agree that Seller shall not elect to require Enerchange to reassign the interest in the Ellisburg-Leidy Partnership Agreement to Seller without the prior written consent of Purchaser.

                                   ARTICLE VII

                                     CLOSING
                                     -------

     7.1 Closing. The Closing shall take place on or before the third business day following the day on which Purchaser's acquisition of the Acquired Interest is approved by the SEC, or on such later date to which the parties hereto shall agree.

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

     8.1 Survival. The representations and warranties of the parties hereto contained herein and in this Article VIII shall survive the Closing. Such representations and warranties shall be deemed made as of the date of this Agreement and as of the Closing Date.

     8.2  Indemnification  by  Seller.  Seller  agrees  to  indemnify  Purchaser against, and agrees to hold Purchaser harmless from, any and all liabilities, losses, costs, claims, damages (including without limitation consequential damages), penalties and expenses (including without limitation reasonable attorneys' fees and expenses and reasonable costs of investigation)
(collectively, "Losses") incurred or suffered by Purchaser relating to or arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by Seller in this Agreement;

     (b) any breach of or failure by Seller to perform any covenant, or obligation of Seller set out or contemplated in this Agreement; or

     (c) any actual and/or contingent liabilities arising from, or in connection with, or as a result of Seller's performance, act or omission prior to the Closing Date.

     8.3 Indemnification by Purchaser. Purchaser agrees to indemnify Seller against, and agrees to hold Seller harmless from, any and all Losses incurred or suffered by Seller relating to or arising out of or in connection with any of the following:

     (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser in this Agreement; or

     (b) any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out or contemplated in this Agreement.

     8.4 Claims. The provisions of this Section shall be subject to Section 8.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim, and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects on the grounds that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

     8.5 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any Proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VIII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense, (a) participate in the defense of any claim, suit, action or proceeding and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification for all Losses arising out of such claim or Proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim or Proceeding, assume the defense thereof; provided, however, that (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim or Proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof. If the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim or Proceeding, and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim or Proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

     8.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim or Proceeding of the kind referred to in Section 8.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent.

     8.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim or Proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim or Proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     9.1 Expenses. Each party hereto shall bear its own expenses with respect to this transaction.

     9.2 Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by each of the parties hereto.

     9.3  Counterparts.   This  Agreement  may  be  executed  simultaneously  in
counterparts, each of which shall be deemed to be an original, but together shall constitute one and the same instrument.

     9.4 Headings. Section and Article headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of the provisions of this Agreement.

     9.5 Severability. Any provisions of this Agreement that are held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions of this Agreement in that jurisdiction or the operation, enforceability, or validity of such provisions in any other jurisdiction.

     9.6 Entire Understanding. This Agreement, the Pre-Purchase Agreement and the Company Agreement set forth the entire agreement and understanding of the parties hereto with respect to the transaction contemplated hereby and supersede all prior arrangements, agreements and understandings relating to the subject matter hereof. There have been no representations or statements, oral or written, that have been relied on by either party hereto, except those expressly set forth in this Agreement, the Pre-Purchase Agreement and the Company Agreement.

     9.7 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                               HUB SERVICES INC.



                               By: /s/ Miles Allen
                                  ---------------------------------------------
                               Title: Vice President
                                     ------------------------------------------
                               Printed Name:  Miles Allen
                                            -----------------------------------



                               LEIDY HUB, INC.


                               By: /s/ Walter E. DeForest
                                  ---------------------------------------------
                               Title: President
                                     ------------------------------------------
                               Printed Name:  Walter E. DeForest
                                            -----------------------------------



                                  SCHEDULE 3.2

                         JURISDICTIONS OF QUALIFICATION




     1. Delaware

                                 SCHEDULE 3.6(a)

                                     ASSETS


       1. That certain CALIFORNIA HUB AGREEMENT dated as of March 15, 1994, by and between Southern California Gas Company and Hub Services, Inc.

       2. That certain HUB OPERATING AGREEMENT dated as of May 27, 1994, by and between Southern California Gas Company and Hub Services, Inc.

       3. That certain CHICAGO HUB AGREEMENT dated May 26, 1993, by and between Northern Illinois Gas Company and Hub Services, Inc.

       4. That certain PARTNERSHIP AGREEMENT dated as of September 1, 1994, by and between Leidy Hub, Inc. and Hub Services, Inc.

       5. That certain BUY-SELL CONTRACT dated November 29, 1993, by and between Northern Illinois Gas Company and Hub Services, Inc.

                                 SCHEDULE 3.6(b)

                                   LIABILITIES



       1. None.

                                  SCHEDULE 3.7

                             DEFAULTS AND VIOLATIONS


       1. None

                                  SCHEDULE 3.9

                               CONDITION OF ASSETS


       1. No disclosure is made pursuant to Section 3.9.

                                  SCHEDULE 3.10

                                    CONTRACTS



       1. That certain CALIFORNIA HUB AGREEMENT dated as of March 15, 1994, by and between Southern California Gas Company and Hub Services, Inc.

       2. That certain HUB OPERATING AGREEMENT dated as of May 27, 1994, by and between Southern California Gas Company and Hub Services, Inc.

       3. That certain CHICAGO HUB AGREEMENT dated May 26, 1993, by and between Northern Illinois Gas Company and Hub Services, Inc.

       4. That certain PARTNERSHIP AGREEMENT dated as of September 1, 1994, by and between Leidy Hub, Inc. and Hub Services, Inc.

       5. That certain BUY-SELL CONTRACT dated November 29, 1993, by and between Northern Illinois Gas Company and Hub Services, Inc.

                                  SCHEDULE 3.11

                    LICENSES, PERMITS, FRANCHISES AND RIGHTS


       1. None

                                  SCHEDULE 3.12

                                    INSURANCE


       1. None

                                  SCHEDULE 3.13

                             EMPLOYEE BENEFIT PLANS


       1. None

                                  SCHEDULE 3.16

                                    CONSENTS


       1. In accordance with Section 12.3 of the Limited Liability Company Agreement, HSI is obligated to obtain the consent of NHS to the disposition of the Acquired Interest.

                                  SCHEDULE 3.17

                                   LITIGATION



       1. None

                                  SCHEDULE 3.19

                                  BANK ACCOUNTS



       1. None